THIRD AMENDED AND RESTATED
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT



                           dated as of July __, 1996



                                     among


                    NATIONAL RESTAURANT ENTERPRISES, INC.,
                                AMERIKING, INC.



                                      and



                     THE FIRST NATIONAL BANK OF BOSTON and
         those other lending institutions listed on Schedule 1 hereto



                                      and



                  THE FIRST NATIONAL BANK OF BOSTON, as Agent

                               TABLE OF CONTENTS
                               -----------------

                                      -2-
                                      ---



                                   EXHIBITS
                                   --------

                               ----------------
         Exhibit A               Form of Revolving Credit Note
         Exhibit B               Form of Revolving Credit Loan Request
         Exhibit C               Form of Term Note
         Exhibit D               Form of Acquisition Note
         Exhibit E               Form of Advance Request
         Exhibit F               Form of Compliance Certificate
         Exhibit G               Form of Guaranty
         Exhibit H-1             Form of Security Agreement (Borrower)
         Exhibit H-2             Form of Security Agreement (Subsidiaries)
         Exhibit I               Form of Stock Pledge Agreement
         Exhibit J               Form of Assignment and Acceptance
         Exhibit K               Form of Mortgage
         Exhibit L               Form of Tax Statement


                                   SCHEDULES
                                   ---------

                                    -------
         Schedule 1              Commitments
         Schedule 1A             Mortgaged Properties
         Schedule 9.3            Title to Properties; Leases
         Schedule 9.7            Litigation
         Schedule 9.15           Transactions with Affiliates
         Schedule 9.18           Environmental Matters
         Schedule 9.19           Subsidiaries
         Schedule 9.20           Chief Executive Offices of Subsidiaries
         Schedule 9.21           Fiscal Years
         Schedule 9.25           Insurance
         Schedule 11.1           Permitted Indebtedness
         Schedule 11.2           Permitted Liens
         Schedule 11.3           Permitted Investments

                          THIRD AMENDED AND RESTATED
                          --------------------------
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT
                   ----------------------------------------

         This THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of July __, 1996, by and among AMERIKING, INC. ("Holdings"), a Delaware corporation, NATIONAL RESTAURANT ENTERPRISES, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 2215 Enterprise Drive, Suite 1502, Westchester, Illinois 60154 and THE FIRST NATIONAL BANK OF BOSTON, a national banking association and the other lending institutions listed on Schedule 1 and THE FIRST NATIONAL BANK OF BOSTON as agent for itself and such other lending institutions.

         WHEREAS, pursuant to a Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 7, 1996 (as amended from time to time, the "Original Credit Agreement"), by and among Holdings, the Borrower, certain of the Banks (as hereinafter defined) and the Agent (as hereinafter defined), the Banks party thereto made term loans to the Borrower for the purpose of financing certain acquisitions and made available revolving credit loans to finance certain acquisitions and for general corporate and working capital purposes; and

         WHEREAS, the Borrower has requested, among other things, additional financing to effect the AmeriKing Michigan Acquisition (as hereinafter defined), to refinance certain Indebtedness (as hereinafter defined), to finance acquisitions and development of BKC Restaurants (as hereinafter defined) in the future, and for working capital and general corporate purposes, and the Banks are willing to provide such additional financing on the terms and conditions set forth herein;

         NOW, THEREFORE, Holdings, the Borrower, the Banks and the Agent agree that on the Closing Date the Original Credit Agreement is hereby amended and restated in its entirety as set forth herein.

                   DEFINITIONS AND RULES OF INTERPRETATION.

          Definitions.
          -----------

         The following terms shall have the meanings set forth in this [section]1 or elsewhere in the provisions of this Credit Agreement referred to below:

         Aaseby Sale Agreement. Those provisions of the Employment Agreement dated as of September 1, 1994 between the Borrower and Joel Aaseby pertaining to the sale by the Borrower to Joel Aaseby of the restaurant identified as the BKC Restaurant #209.

         Acquisition Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Advances to the Borrower during the Disbursement

Period, as the same may be reduced from time to time; or, after the Disbursement Period or if such commitment is terminated pursuant to the provisions hereof, zero.

         Acquisition Loan. Advances made or to be made by the Banks to the Borrower during the Disbursement Period pursuant to [section]5.

         Acquisition Loan Maturity Date.  January __, 2003.

         Acquisition Note.  See [section]5.4 hereof.

         Acquisition Note Record.  A Record with respect to an Acquisition
Note.

         Acquisitions. The AmeriKing Cincinnati Acquisition and the AmeriKing Virginia Acquisition.

         Adjustment Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to [section]10.4(d).

         Advance Request.  See [section]5.1.2 hereof.

         Advances. See [section]5.1.2 hereof.

         Affected Bank.  See [section]7.12 hereof.

         Affiliate. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower was issuing securities.

         Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         Agent. The First National Bank of Boston acting as agent for the Banks.

         Agent's Fee.  See [section]7.2 hereof.

         Agent's Special Counsel. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Agent.

         AmeriKing Cincinnati. AmeriKing Cincinnati Corporation I, a Delaware corporation and wholly-owned Subsidiary of the Borrower.

         AmeriKing Cincinnati Acquisition. The transaction in which AmeriKing Cincinnati purchased certain of the assets and business of (a) Houston, Inc. consisting of two (2) restaurants pursuant to the AmeriKing/Houston Asset Purchase Agreement on February 7, 1996; (b) Fifth & Race, Inc. consisting of one (1) restaurant pursuant to the AmeriKing/FRI Asset Purchase Agreement on February 7, 1996; and (c) Thirty- Forty, Inc. consisting of nine (9) restaurants pursuant to the AmeriKing/TFI Asset Purchase Agreement on February 7, 1996.

         AmeriKing Colorado. AmeriKing Colorado Corporation I, a Delaware corporation and wholly-owned Subsidiary of the Borrower.

         AmeriKing Colorado Acquisition. The transaction in which AmeriKing Colorado purchased certain of the assets and business of (a) DMW, Inc. consisting of three (3) restaurants pursuant to the AmeriKing/DMW Asset Purchase Agreement on July 5, 1995 and (b) WSG, Inc. consisting of one (1) restaurant pursuant to the AmeriKing/WSG Asset Purchase Agreement on July 5, 1995.

         AmeriKing/DMW Asset Purchase Agreement. The Asset Purchase Agreement dated as of July 5, 1995 by and among DMW, Inc., Daniel L. White and AmeriKing Colorado.

         AmeriKing/FRI Asset Purchase Agreement. The Asset Purchase Agreement dated as of November 6, 1995 by and among Fifth & Race, Inc., James P. Borke,
W. Curtis Smith, William T. Keller and AmeriKing Cincinnati as amended by Amendment No. 1 dated as of February 7, 1996.

         AmeriKing/Houston Asset Purchase Agreement. The Asset Purchase Agreement dated as of November 6, 1995 by and among Houston, Inc., James P. Borke, W. Curtis Smith, William T. Keller, the Borrower and AmeriKing Cincinnati as amended by Amendment No. 1 dated as of February 7, 1996.

         AmeriKing Michigan. AmeriKing Michigan Corporation I, a Delaware corporation and wholly-owned Subsidiary of the Borrower.

         AmeriKing Michigan Acquisition. The transaction in which AmeriKing Michigan shall have purchased (a) certain of the assets and business of Greenville Bee-Kay, Inc. consisting of one (1) restaurant pursuant to the Bee-Kay Asset Purchase Agreement on the AmeriKing Michigan Acquisition Closing Date; (b) 100% of the capital stock of Holland Bee-Kay, Inc., whose assets consist of, among other items, twenty-two (22) restaurants pursuant to the Holland Stock Purchase Agreement on the AmeriKing Michigan Acquisition Closing Date; (c) certain of the assets and business of Northland Bee-Kay, Inc. consisting of five (5) restaurants pursuant to the Northland Asset Purchase Agreement on the AmeriKing Michigan Acquisition Closing Date; and (d) certain of the assets and business of Greenville West Bee-Kay, Inc., consisting of twelve (12) restaurants pursuant to the Greenville Asset Purchase Agreement on the AmeriKing Michigan Acquisition Date.

         AmeriKing Michigan Acquisition Closing Date. The first date on which the conditions set forth in the Bee-Kay Asset Purchase Agreement, the Holland Stock Purchase Agreement, the Northland Asset Purchase Agreement and the Greenville Asset Purchase Agreement have been satisfied and the AmeriKing Michigan Acquisition has occurred.

         AmeriKing Michigan Acquisition Documents. The Bee-Kay Asset Purchase Agreement, the Holland Stock Purchase Agreement, the Northland Asset Purchase Agreement, the Greenville Asset Purchase Agreement and related bills of sale, instruments of assignment, leases, Franchise Agreements and other documents, instruments and certificates delivered in connection with any of the foregoing.

         AmeriKing Tennessee. AmeriKing Tennessee Corporation I, a Delaware corporation and wholly-owned Subsidiary of the Borrower.

         AmeriKing Tennessee Acquisition. The transaction in which AmeriKing Tennessee purchased the outstanding capital stock of (a) QSC, Inc., whose assets consist of, among other items, eight (8) restaurants pursuant to the BKC/QSC Stock Purchase Agreement on November 21, 1995 and (b) Ro-Lank, Inc., whose assets consist of, among other items, three (3) restaurants pursuant to the BKC/Ro-Lank Stock Purchase Agreement on November 21, 1995.

         AmeriKing Tennessee Sellers. Collectively, Ronny D. Lankford, Robert W. Lankford, Michael A. Reed, QSC, Inc. and Ro-Lank, Inc.

         AmerKing/TFI Asset Purchase Agreement. The Asset Purchase Agreement dated as of November 6, 1995 by and among Thirty-Forty, Inc., James P. Borke,
W. Curtis Smith and AmeriKing Cincinnati as amended by Amendment No. 1 dated as of February 7, 1996.

         AmeriKing Virginia. AmeriKing Virginia Corporation I, a Delaware Corporation and wholly-owned Subsidiary of the Borrower.

         AmeriKing Virginia Acquisition. The transaction in which AmeriKing Virginia purchased certain of the assets and business of the Virginia Sellers, consisting of twenty-four (24) restaurants pursuant to the AmeriKing Virginia Asset Purchase Agreement on February 7, 1996.

         AmeriKing/Virginia Asset Purchase Agreement. The Asset Purchase Agreement dated as of November 30, 1994 by and among the Virginia Sellers and AmeriKing Virginia, as amended by Amendment No. 1 dated as of February 7, 1996.

         AmeriKing/WSG Asset Purchase Agreement. The Asset Purchase Agreement dated as of July 5, 1995 by and among WSG, Inc., Daniel L. White, Susan J. Wakeman, George Alaniz, Jr. and AmeriKing Colorado.

         Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrower's Leverage Ratio, as determined for the fiscal period of the Borrower and its Subsidiaries ending immediately prior to the applicable Rate Adjustment Period.

         @@


==============================================================================================================================
                                                                                                                    Letter
                                                          Base Rate         Eurodollar         Commitment         of Credit
  Level  Leverage Ratio                                     Loans           Rate Loans             Fee               Fees
  -----  --------------                                     -----           ----------             ---               ----
- ------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------
    1
         Greater than  or equal to 3.75:1.00                1.00%             2.25%              0.50%              2.25%
- ------------------------------------------------------------------------------------------------------------------------------
    2    Less than 3.75:1.00 but greater than or equal to
         3.25:100                                           0.50-%            1.75%              0.375%             1.75%
- ------------------------------------------------------------------------------------------------------------------------------
    3
         Less than 3.25:1.00 but greater than or equal to   0.375%            1.625%             0.375%             1.625%
         2.75:1.00
- ------------------------------------------------------------------------------------------------------------------------------
    4    Less than 2.75:1.00
                                                            0.250%            1.50%              0.250%             1.50%
- ------------------------------------------------------------------------------------------------------------------------------

@@Notwithstanding the foregoing, (a) for Loans outstanding, and the Letter of Credit Fees and Commitment Fees payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending March 31, 1997, the Applicable Margin shall be at a minimum, the Applicable Margin set forth in Level 3 above, and
(b) if the Borrower fails to deliver any Compliance Certificate pursuant to [section]10.4(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

                                                               Asset Purchase
Agreement. The Asset Purchase Agreement dated as of September 30, 1994 by and among BNB, Sheldon Friedman and the Borrower.

                                                               Assignment and
Acceptance.  See [section]21.1 hereof.

                                                          Balance Sheet Date.
- ----------------.

                                                             Banks.  FNBB and
the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to [section]21.

                                                        Base Rate. The annual
rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate".

                                                             Base Rate Loans.
Revolving Credit Loans and all or any portion of the Term Loan or the Acquisition Loan bearing interest calculated by reference to the Base Rate.

                                                                Bee-Kay Asset
Purchase Agreement. The Asset Purchase Agreement dated as of May __, 1996 by and among Greenville Bee-Kay, Inc., Stuart P. Ray, David E. Bustraan and AmeriKing Michigan.

                                                            BKC.  Burger King
Corporation, a Florida corporation.

                                                              BKC Assignment.
The Assignment and Assumption Agreement dated as of November 21, 1995 among BKC, the AmeriKing Tennessee Sellers and AmeriKing Tennessee, pursuant to which BKC assigned all of its rights and obligations under the BKC/QSC Stock Purchase Agreement and the BKC/Ro-Lank Stock Purchase Agreement to AmeriKing Tennessee.

                                                               BKC Note.  The
Secured Promissory Note dated as of November 21, 1995 from AmeriKing Tennessee to BKC in the original principal amount of $6,920,700.

                                                                BKC/QSC Stock
Purchase Agreement. The Purchase Agreement dated as of November 21, 1995 by and among Ronny D. Lankford, Robert W. Lankford, Michael A. Reed and QSC, Inc., which Purchase Agreement was subject to the BKC Assignment.

                                                            BKC/Ro-Lank Stock
Purchase Agreement. The Purchase Agreement dated as of November 21, 1995 by and among Ronny D. Lankford, Robert W. Lankford and Ro-Lank, Inc., which Purchase Agreement was subject to the BKC Assignment.

                                                              BKC Restaurant.
A quick service restaurant franchised by BKC that is located in the United States, its territories, or Canada.

                                                               BNB.  BNB Land
Venture, Inc., an Illinois corporation.

                                                        Borrower.  As defined
in the preamble hereto.

                                                        Borrower Stock Pledge
Agreements. Collectively, (a) the Stock Pledge Agreement, dated as of November 21, 1995, between the Borrower and the Agent, as amended by the Second Security Documents Amendment, the Third Security Documents Amendment, and as the same may be further amended, restated, supplemented or modified from time to time; and (b) the Stock Pledge Agreement, dated as of February 7, 1996, between the Borrower and the Agent, as amended by the Third Security Documents Amendment, and as the same may be amended, restated, supplemented or modified from time to time.

                                                           Business Day.  Any
day (other than Saturdays or Sundays) on which banking institutions in Boston, Massachusetts, Los Angeles[, California and Chicago, Illinois] are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

                                                       Capital Assets.  Fixed
assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

                                                        Capital Expenditures.
Amounts paid or indebtedness incurred by Holdings, the Borrower or any of their Subsidiaries in connection with the purchase or lease by Holdings, the Borrower or any of their Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles, provided, however amounts paid or indebtedness incurred by the Borrower in connection with Permitted Acquisitions other than in connection with the development of restaurants shall not be included as Capital Expenditures.






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                                      -8-




                                                           Capitalized Leases.
Leases under which Holdings, the Borrower or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles, provided, however, for purposes of this Credit Agreement all real estate leases (including the FFCA Leases) of BKC restaurants shall be considered operating leases.

                                                               Capitalization
Documents. The Management Subscription Agreement, the Investor Subscription Agreement, the Executive Subscription Agreement, the Stockholders Agreement and the certificates of incorporation of Holdings, the Borrower and their Subsidiaries.

                                                            Cash Equivalents.
Collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating services acceptable to the Majority Banks), (c) commercial paper maturing in no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's (or, if at any time neither such rating service shall be rating such obligations, then from such other nationally recognized rating service acceptable to the Majority Banks), (d) certificates of deposit (domestic or eurodollar), bankers' acceptances, or time deposits maturing within one year from the date of acquisition thereof issued by commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $500,000,000 ("Qualifying Banks"), (e) repurchase agreements and reverse repurchase agreements with Qualifying Banks, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy -- Repurchase Agreements of Depository Institutions with Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985 (the "Supervisory Policy"), and provided further that possession or control of the underlying securities is established as provided in the Supervisory Policy, (f) investments in money market funds or money market deposit accounts that invest solely in Cash Equivalents described in clauses (a) through (e) above and (g) any other Investment permitted under Section 11.3(a), (b), (c) or (d) of the Credit Agreement (as in effect on the date hereof).

                                                   CERCLA.  See [section]9.18
hereof.

                                                           Closing Date.  The
first date on which the conditions set forth in [section]13 have been satisfied, the Original Credit Agreement shall be amended and restated as set forth herein, the existing Loans and Letters of Credit under the Original Credit Agreement are converted to Loans or Letters of Credit hereunder, as the case may be, and any Revolving Credit Loans, the Term Loan and any Advances are to be made or any Letter of Credit is to be issued hereunder.

                                                          Code.  The Internal
Revenue Code of 1986.

                                                          Collateral.  All of
the property, rights and interests of Holdings, the Borrower and their Subsidiaries that are or are intended to be subject to the security interests created by the Security Documents.

                                                            Commitment.  With
respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

                                                         Commitment Fee Rate.
The rate per annum set forth in the chart contained in the definition of Applicable Margin under the heading "Commitment Fee".






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                                      -9-



                                                                   Commitment
Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of all of the Banks, and with respect to the Term Loan and the Acquisition Loan, the percentage amount set forth on Schedule 1 of such Bank's commitment to make the Term Loan and the Acquisition Loan.

                                                      Compliance Certificate.
See [section]10.4(d) hereof.

                                                              Consolidated or
consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, as applicable, consolidated in accordance with generally accepted accounting principles.

                                                            Consolidated Cash
Flow. With respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus (b) depreciation and amortization for such period, plus (c) without duplication, other noncash charges made in calculating Consolidated Net Income for such period, plus (d) tax expense for such period, plus (e) Consolidated Total Interest Expense paid or accrued during such period, plus (f) non-cash expenses relating to Financial Accounting Standards Board Statements Nos. 106 and 109 deducted in the calculation of Consolidated Net Income for such period, plus (g) the aggregate amount of non-capitalized transaction costs incurred in connection with financings and acquisitions, (including, but not limited to, financing and refinancing fees), to the extent such costs were deducted in the calculation of such Person's Consolidated Net Income, minus (h) Capital Expenditures made in such period, minus (i) cash taxes paid in such period, all as determined on a consolidated basis in accordance with generally accepted accounting principles.

                                                          Consolidated Excess
Cash Flow. With respect to Holdings and its Subsidiaries on a consolidated basis, and for any particular fiscal period, an amount equal to the sum of Consolidated Cash Flow of Holdings and its Subsidiaries for such period plus, to the extent deducted in the calculation of such Person's Consolidated Cash Flow, the aggregate amount of the financed portion of all Capital Expenditures made by such Person in such period, less the sum of (without duplication) (a) all mandatory principal payments on any Indebtedness of Holdings or any of its Subsidiaries paid or due and payable during such period (other than payments made in respect of the prior fiscal year's Consolidated Excess Cash Flow) and all voluntary permanent prepayments of the Term Loan and the Acquisition Loan paid during such period, (b) cash interest payments of Holdings and its Subsidiaries for such period, (c) to the extent not already deducted in the calculation of Consolidated Cash Flow for such period, cash expenditures made during such period for Permitted Acquisitions net of any proceeds received from the financing of such cash expenditures in such period, including related cash transaction costs, cash Investments permitted pursuant to [section]11.3(g), (h) or (i) and cash Distributions permitted pursuant to [section]11.4 other than [section]11.4(e), (d) any deposits required to be made in cash during such period pursuant to the Franchise Agreements, and (e) nonrecurring cash consolidation expenses of the Borrower and its Subsidiaries which are excluded pursuant to clause (c) of Consolidated Net Income.

                                                             Consolidated Net
Income. For any period, the consolidated net income (or net deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles, after excluding therefrom (a) dividends paid or payable to the extent deducted from Consolidated Net Income; (b) without duplication, all nonrecurring nonoperating income or expenses, including but not limited to gains or losses realized upon the termination of pension plans, upon the sale of assets or the satisfaction of Indebtedness; and (c) nonrecurring cash consolidation expenses of the Borrower and its Subsidiaries pertaining to the Acquisitions and the AmeriKing Michigan Acquisition, to the extent such cash expenses (i) which, in the aggregate are greater than $250,000 but less than $500,000 in any fiscal year, are approved by the Agent and (ii) which in the aggregate are greater than $500,000 in any fiscal year are approved by the Majority Banks.

                                                           Consolidated Total
Interest Expense. With respect to any Person, for any fiscal period, the aggregate amount of interest expense in respect of all Indebtedness (other than Indebtedness relating to Franchise Agreements, licenses, leases or other agreements with BKC other than the BKC Note) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles (including all non-cash interest payments, the interest portion of any deferred payment obligation and the interest component of Capitalized Leases, but excluding amortization of deferred financing fees if such amortization would otherwise be included in interest expense).

                                                          Conversion Request.
A notice given by the Borrower to the Agent of the Borrower's election to convert or continue a Loan in accordance with [section]2.7.

                                                            Credit Agreement.
This Third Amended and Restated Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

                                                        Debt Service Coverage
Ratio. As at the date of determination and with respect to the Borrower and its Subsidiaries, the ratio of (a) the Consolidated Cash Flow of the Borrower and its Subsidiaries for the Reference Period to (b) the Total Debt Service of the Borrower and its Subsidiaries for such Reference Period.

                                                  Default.  See [section]15.1
hereof.

                                                             Delinquent Bank.
See [section]17.5.3 hereof.

                                                         Disbursement Period.
See [section]5.1.2 hereof.

                                                           Distribution.  The
declaration or payment of any dividend on or in respect of any shares of any class of capital stock of a Person, other than dividends payable solely in shares of common stock or Preferred Stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of a Person.

                                                        Dollars or $.  Dollars
in lawful currency of the United States of America.

                                                              Domestic Lending
Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

                                                               Drawdown Date.
The date on which any Revolving Credit Loan, the Term Loan or any Advance is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with [section]2.7 or all or any portion of the Term Loan or the Acquisition Loan is converted or continued in accordance with [section]4.5.2 or [section]5.7.2, as the case may be.

                                                                     Dual-Use
Establishment. A single location at which more than one business activity is conducted, but as to which the primary business is the conduct of a BKC Restaurant.

                                                                EBITDA.  With
respect to any fiscal period, an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, plus (b) depreciation and amortization for such period, plus (c) without duplication, other noncash charges made in calculating Consolidated Net Income for such period plus (d) tax expense for such period, plus (e) Consolidated Total Interest Expense paid or accrued during such period, plus (f) non-cash expenses relating to Financial Accounting Standards Board Statements Nos. 106 and 109 deducted in the calculation of Consolidated Net Income for such period, plus (g) the aggregate amount of non-capitalized transaction costs incurred in connection with financings and acquisitions, (including, but not limited to, financing and refinancing fees), to the extent such costs were deducted in the calculation of such Person's Consolidated Net Income, all as determined in accordance with generally accepted accounting principles.

                                                           Eligible Assignee.
Any of (a) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD;
(e) any investment company, investment fund, financial institution or other institutional lender (other than any financial institution which but for the amount of its total assets or net worth would have been an Eligible Assignee under clauses (a) through (d) above) having total assets in excess of $100,000,000; and (f) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

                                                             Employee Benefit
Plan. Any employee benefit plan within the meaning of [section]3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

                                                           Environmental Laws.
See [section]9.18(a) hereof.

                                                                  ERISA.  The
Employee Retirement Income Security Act of 1974.

                                                             ERISA Affiliate.
Any Person which is treated as a single employer with the Borrower under [section]414 of the Code.

                                                             ERISA Reportable
Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of [section]4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

                                                          Eurocurrency Reserve
Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

                                                          Eurodollar Business
Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

                                                           Eurodollar Lending
Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

                                                        Eurodollar Rate.  For
any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two (2) Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of such Reference Bank to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

                                                        Eurodollar Rate Loans.
Revolving Credit Loans and all or any portion of the Term Loan and the Acquisition Loan bearing interest calculated by reference to the Eurodollar Rate.

                                                             Event of Default.
See [section]15.1 hereof.

                                                        Executive Subscription
Agreement. The Executive and Advisor Subscription Agreement, dated as of September 1, 1994, between Holdings and the parties listed on the signature pages thereto.

                                                         Fee Letter.  The fee
letter dated or to be dated on or prior to the Closing Date between the Borrower and the Agent, in form and substance satisfactory to the Agent.

                                                                 FFCA.  FFCA
Acquisition Corporation, a Delaware corporation.

                                                              FFCA Agreement.
The Sale-Leaseback Agreement dated as of February 7, 1996 by and among FFCA, AmeriKing Virginia and AmeriKing Tennessee, in substantially the form delivered to the Agent.

                                                              FFCA Documents.
Collectively, the FFCA Agreement, the FFCA Franchisor Certificates, the FFCA Guaranty and the FFCA Leases.

                                                              FFCA Franchisor
Certificates. Those certain BKC Franchisor Certificates executed by BKC with respect to the franchise, license or area development agreements by and between the Borrower, AmeriKing Virginia and AmeriKing Tennessee, as the case may be, and BKC, and in form and substance satisfactory to the Agent.

                                                              FFCA Guaranty.
The Unconditional Guaranty of Payment and Performance by the Borrower in favor of FFCA of the obligations of AmeriKing Virginia and AmeriKing Tennessee with respect to the FFCA Agreement and the FFCA Leases, and in form and substance satisfactory to the Agent.

                                                          FFCA Leases.  Those
certain lease agreements by and between FFCA, as lessor, and AmeriKing Virginia, as lessee, for each of the premises for which the "Lessee" on Exhibit A thereto is AmeriKing Virginia, and by and between FFCA, as lessor, and AmeriKing Tennessee, as lessee, for each of the premises for which the "Lessee" on Exhibit A thereto is AmeriKing Tennessee, each in form and substance satisfactory to the Agent.

                                                            FFCA Transaction.
The transaction in which AmeriKing Virginia and AmeriKing Tennessee caused the Virginia Sellers and AmeriKing Tennessee to transfer certain Real Estate as more fully described in the FFCA Documents to FFCA on February 7, 1996, and which Real Estate is subject to a sale/leaseback transaction among FFCA, AmeriKing Virginia and AmeriKing Tennessee pursuant to the FFCA Documents.

                                                            FNBB.  The First
National Bank of Boston, a national banking association, in its individual capacity.

                                                          Former Agent.  See
[section]17.12 hereof.

                                                        Franchise Agreements.
The several Franchise Agreements (a) dated on or prior to the Closing Date between the Borrower, AmeriKing Michigan or Holland, as the case may be, and BKC, each in form and substance satisfactory to the Agent, (b) dated as of February 7, 1996 between the Borrower, AmeriKing Colorado, AmeriKing Tennessee, AmeriKing Cincinnati or AmeriKing Virginia, as the case may be, and BKC, each in form and substance satisfactory to the Agent, (c) dated after the Closing Date between the Borrower and BKC, each in form and substance substantially similar to those Franchise Agreements entered into between such parties on or prior to the Closing Date, (d) dated after the Closing Date between any Restricted Subsidiary and BKC, each in form and substance substantially similar to those Franchise Agreements entered into between any other Restricted Subsidiary and BKC on or prior to the Closing Date, and (e) dated after the Closing Date between any Unrestricted Subsidiary and

BKC, each in form and substance substantially similar to those Franchise Agreements entered into between any other Unrestricted Subsidiary and BKC on or prior to the Closing Date.

                                                        Friedman Acquisition.
The transaction in which the Borrower purchased certain of the assets and business of BNB and its affiliates consisting of thirty-nine (39) restaurants pursuant to the Asset Purchase Agreement on November 30, 1994.

                                                          generally accepted
accounting principles. (a) When used in [section]12, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect on January 1, 1996, and (ii) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on January 1, 1996, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

                                                             Greenville Asset
Purchase Agreement. The Asset Purchase Agreement dated as of May ___, 1996 by and among Greenville West Bee-Kay, Inc., Stuart P. Ray and AmeriKing Michigan, in the form delivered to the Agent on or prior to the Closing Date.

                                                            Guaranteed Pension
Plan. Any employee pension benefit plan within the meaning of [section]3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

                                                                   Guarantees.
Collectively, (a) the Limited Guaranty, dated as of September 1, 1994, made by Holdings in favor of the Banks and the Agent pursuant to which Holdings guaranties to the Banks and the Agent the payment and performance of certain of the Obligations, as amended by the Security Documents Amendment, the Second Security Documents Amendment and the Third Security Documents Amendment, and as the same may be further amended, restated, supplemented or modified from time to time; (b) the Guaranty, dated as of February 7, 1996, made by AmeriKing Cincinnati and AmeriKing Virginia in favor of the Banks and the Agent, pursuant to which AmeriKing Cincinnati and AmeriKing Virginia jointly and severally guaranty to the Banks and the Agent the payment and performance of the Obligations, as amended by the Third Security Documents Amendment, and as the same may be amended, restated, supplemented or modified from time to time; and (c) the Guaranty, dated on or prior to the Closing Date, made by AmeriKing Michigan and Holland in favor of the Banks and the Agent, substantially in the form of Exhibit G hereto, pursuant to which AmeriKing and Holland jointly and severally guarantee to the Banks and the Agent the payment and performance of the Obligations, as the same may be amended, restated, supplemented or modified from time to time.

                                                        Hazardous Substances.
See [section]9.18(b) hereof.

                                                        Holdings.  As defined
in the preamble hereto.

                                                            Holland.  Holland
Bee-Kay, Inc., a Michigan corporation and, immediately upon giving effect to the AmeriKing Michigan Acquisition, a wholly-owned Subsidiary of AmeriKing Michigan.

                                                                Holland Stock
Purchase Agreement. The Stock Purchase Agreement dated as of May ___, 1996 by and among Stuart P. Ray, Stuart P. Ray as trustee for Stuart P. Ray Lifelong Charitable Remainder Unitrust, dated May 8, 1996, Stuart P. Ray Twenty Year Charitable Remainder Unitrust, dated May 8, 1996, Stuart P. Ray Ten Year Charitable Remainder Unitrust, dated May 8, 1996, Holland and AmeriKing Michigan, in the form delivered to the Agent on or prior to the Closing Date.

                                                    Indebtedness.  All
obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

                                                        Initial Acquisition.
The transaction in which the Borrower purchased (a) certain of the assets of BKC consisting of sixty-eight (68) restaurants, (b) certain of the assets and business of Lawrence Jaro and/or his affiliates consisting of eleven (11) restaurants and (c) certain of the assets and business of William C. Osborn and/or his affiliates consisting of three (3) restaurants pursuant to the Initial Asset Purchase Agreements on September 1, 1994.

                                                       Initial Asset Purchase
Agreements. The several Asset Purchase Agreements dated as of September 1, 1994 by and between (a) BKC and the Borrower, (b) Lawrence Jaro and/or his affiliates and the Borrower, and (c) William C. Osborn and/or his affiliates and the Borrower.

                                                                 Intercompany
Management Agreement. The Intercompany Management Consulting Agreement dated as of September 1, 1994 by and between the Borrower and Holdings.

                                                                Intercreditor
Agreement. The Intercreditor Agreement, dated as of September 1, 1994 (as amended pursuant to a First Amendment to Intercreditor Agreement dated as of November 30, 1994, a Second Amendment to Intercreditor Agreement dated as of February 7, 1996 and a Third Amendment to Intercreditor Agreement dated as of the Closing Date), among BKC, the Borrower and the Agent, as the same may be amended, restated, supplemented or modified from time to time.

                                                            Interest Coverage
Ratio. As at any date of determination and with respect to the Borrower, the ratio of (a) the sum of the EBITDA of the Borrower and its Subsidiaries for the Reference Period ending on such date to (b) Consolidated Total Interest Expense of the Borrower and its Subsidiaries for such Reference Period.

                                                        Interest Payment Date.
(a) As to any Base Rate Loan, the last day of the calendar quarter which includes the Drawdown Date thereof; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

                                                       Interest Period.  With
respect to each Revolving Credit Loan or all or any relevant portion of the Term Loan or Acquisition Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (i) for any Base Rate Loan, the last day of the calendar quarter; and (ii) for any Eurodollar Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan or all or such portion of the Term Loan or Acquisition Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (ii) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (iii) if the Borrower shall fail to give notice as provided in [section]2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (iv) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (v) any Interest Period relating to any Eurodollar Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan), the Term Loan Maturity Date (if comprising a Term Loan or portion thereof) or the Acquisition Loan Maturity Date (if comprising an Acquisition Loan or portion thereof) shall end on the Revolving Credit Loan Maturity Date, the Term Loan Maturity Date or the Acquisition Loan Maturity Date, as the case may be.

         Investments. All expenditures made (other than Capital Expenditures not incurred or made in connection with the acquisition and/or development of restaurants) and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital in cash (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from or added to, as the case may be, the aggregate amount of Investments any decrease or increase, as the case may be, in the value thereof.

         Investors. MCIT PLC, the Jordan Investors (as defined in the Stockholders Agreement), the Management Stockholders (as defined in the Stockholders Agreement) and the Executive and Advisors Stockholders (as defined in the Stockholders Agreement).

         Investor Subscription Agreement. The Jordan Investor Subscription Agreement, dated as of September 1, 1994, by and among Holdings and the Stockholders (as defined therein).

         Jaro Loan Agreement. The Revolving Credit Agreement, dated as of September 1, 1994, by and between Jaro Enterprises, Inc. and/or its affiliates and the Borrower providing the loans to Jaro Enterprises, Inc. and/or its affiliates of up to $700,000.

         Jordan Affiliates. Leucadia Investors, Inc., John W. Jordan II, David W. Zalaznick, Jonathan F. Boucher, John R. Lowden, Adam E. Max, A. Richard Caputo, Jr., John M. Camp, Jordan/Zalaznick Capital Company, John M. Camp Profit Sharing Plan, James E. Jordan, Jr. Profit Sharing Plan and Trust, John W. Jordan Revocable Trust and Paul Rodzevick Profit Sharing Plan and Trust, Paul R. Rodzevick, James E. Jordan, Thomas H. Quinn and JII Partners, Inc.

         Jordan Principal. Collectively, (a) each partner, executive or employee of TJC, (b) any wholly-owned Subsidiary of any one (or jointly of more than one of any) Person specified in clause (a), and (c) the spouse or any immediate family member of any Person specified in clause (a) or any trust solely for the benefit of any such Person or the spouse or any immediate family member of such Person.







         Leases. The several leases (a) dated on or prior to the Closing Date between (i) the Borrower, AmeriKing Colorado, AmeriKing Tennessee, AmeriKing Cincinnati or AmeriKing Virginia, as the case may be, and BKC, (ii) the Borrower and the current landlords of the restaurants acquired from Lawrence Jaro and/or his affiliates in the Initial Acquisition, (iii) the Borrower and the current landlords of the restaurants acquired from William C. Osborn in the Initial Acquisition, (iv) the Borrower and the current landlords of the restaurants acquired from BNB if such real property is not owned by BNB, (v) the Borrower and BNB as to those restaurants acquired from BNB for which BNB and/or an affiliate of BNB is the owner of the real property, or such successor in interest to BNB, (vi) AmeriKing Colorado and the current landlords of the restaurants acquired in the AmeriKing Colorado Acquisition,
(vii) AmeriKing Tennessee and the current landlords of the restaurants acquired in the AmeriKing Tennessee Acquisition, (viii) AmeriKing Cincinnati and the current landlords of the restaurants to be acquired in the AmeriKing Cincinnati Acquisition, (ix) AmeriKing Virginia and the current landlords of the restaurants to be acquired in the AmeriKing Virginia Acquisition, (x) AmeriKing Virginia and AmeriKing Tennessee and FFCA, all in form and substance acceptable to the Agent and (xi) AmeriKing Virginia and certain of the Virginia Sellers of the restaurants acquired in connection with the AmeriKing Virginia Acquisition; (xii) AmeriKing Michigan and the current landlords of the restaurants acquired in the AmeriKing Michigan Acquisition; and (xiii) Holland and the current landlords of the restaurants acquired in the AmeriKing Michigan Acquisition; (b) dated after the Closing Date between the Borrower and the owner of the real property which is the subject of such lease, so long as the terms and conditions of such leases are in form and substance substantially similar to those leases entered into by the Borrower on or prior to the Closing Date; (c) dated after the Closing Date between any Restricted Subsidiary and the owner of the real property which is the subject of such lease, so long as the terms and conditions of such leases are in form and substance substantially similar to those leases entered into by any other Restricted Subsidiary on or prior to the Closing Date; and (d) dated after the Closing Date between any Unrestricted Subsidiary and the owner of the real property which is the subject of such lease, so long as the terms and conditions of such leases are in form and substance substantially similar to those leases entered into by any other Unrestricted Subsidiary on or prior to the Closing Date.

         Letter of Credit.  See [section]6.1(a) hereof.

         Letter of Credit Application.  See [section]6.1.1 hereof.

         Letter of Credit Fee.  See [section]6.6 hereof.

         Letter of Credit Participation.  See [section]6.1.4 hereof.

         Leverage Ratio. As at any date of determination, the ratio of (a) Total Funded Indebtedness of the Borrower and its Subsidiaries outstanding on such date less cash and Cash Equivalents of the Borrower and its Subsidiaries on such date to (b) the EBITDA of the Borrower and its Subsidiaries for any period of four (4) consecutive fiscal quarters (treated as a single accounting period) ended on such date provided, when calculating the Leverage Ratio for any period in which a Permitted Acquisition occurred, the calculation of the Leverage Ratio shall be made on a Pro Forma Basis.

         Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Intercreditor Agreement and the Security Documents.

         Loan Request.  See [section]2.6 hereof.

         Loans. The Revolving Credit Loans, the Term Loans and the Acquisition Loan.

         Majority Banks. As of any date, the Banks holding at least sixty percent (60%) of the outstanding principal amount of the Notes and the unfunded portion of the Commitments and the Acquisition Commitments on such date, and if no such principal is outstanding, the Banks whose aggregate Commitments and Acquisition Commitments constitute at least sixty percent (60%) of the Total Commitment plus the Total Acquisition Commitment.

         Management Agreement. The Management Agreement as of September 1, 1994, by and among TJC Management Corp., Holdings and the Borrower, as amended by Amendment No. 1 to Management Agreement dated February 7, 1996.

         Management Subscription Agreement. The Management Subscription Agreement, dated as of September 1, 1994, between Holdings and the Stockholders (as defined therein).

         Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         Mortgage Amendment. The First Amendment to Leasehold Mortgage, dated on or prior to the Closing Date, between AmeriKing Virginia and the Agent.

         Mortgaged Property. Any Real Estate which is subject to any Mortgage. The Mortgaged Properties on the Closing Date shall include those properties listed on Schedule 1A attached hereto.

         Mortgages. The several mortgages and deeds of trust, dated (a) as of February 7, 1996, as amended by the Mortgage Amendment; (b) on or prior tothe Closing Date; or (c) entered into after the Closing Date pursuant to [section]10.16, from the Borrower and its Restricted Subsidiaries to the Agent with respect to the leasehold interests of the Borrower and its Restricted Subsidiaries in the Real Estate, in substantially the form of Exhibit K attached hereto.

         Multiemployer Plan. Any multiemployer plan within the meaning of [section]3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         Non-Affected Bank(s). As at any date of determination, those Banks which are not Affected Banks.

         Northland Asset Purchase Agreement. The asset Purchase Agreement dated as of May ___, 1996 by and among Northland Bee-Kay, Inc., Stuart P. Ray, Peter D. Van Dyke, David E. Bustraan, Theresa M. Wilkerson, David R. Reinhard, James A. MacDonald, Steven J. Johnson and AmeriKing Michigan, in the form delivered to the Agent on or prior to the Closing Date.

         Notes. The Term Notes, the Acquisition Notes and the Revolving Credit Notes.

         Obligations. All indebtedness, obligations and liabilities of any of Holdings, the Borrower and their Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Application, Letter of Credit, or arising or incurred in connection with any interest rate protection arrangements contemplated by [section]10.15 or any documents, agreements or instruments executed in connection therewith, or other instruments at any time evidencing any thereof.

         Option. The option of the borrower or its assignee or designee to purchase certain real property from BNB pursuant to [section]19 of the Asset Purchase Agreement.

         outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by [section]4002 of ERISA and any successor entity or entities having similar responsibilities.

         Perfection Certificate. Collectively, (a) the Second Amended and Restated Perfection Certificates, as defined in the Security Agreements dated prior to the Closing Date and (b) the Perfection Certificates, as defined in the Security Agreement dated on the Closing Date.

         Permitted Acquisition Closing Date. The first date on which the conditions set forth in the relevant Permitted Acquisition Purchase Agreement has been satisfied and such Permitted Financed Acquisition has occurred.

         Permitted Acquisition Purchase Agreement. Any of the asset and/or stock purchase agreements dated on or prior to January __, 1999 between the Borrower and the seller of such assets, each such agreement to be in form and substance satisfactory to the Agent and the Banks.

         Permitted Financed Acquisition. The acquisition(s) by the Borrower of certain of the assets and/or stock of a Person, which assets being acquired consist of, among other items, BKC Restaurants, pursuant to the terms of a Permitted Acquisition Purchase Agreement and which acquisition is (a) financed in whole or in part by an Advance and (b) which is a Permitted Acquisition.

         Permitted Acquisitions.  See [section]11.5.1 hereof.

         Permitted Liens. Liens, security interests and other encumbrances permitted by [section]11.2.

         Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         Preferred Stock. As applied to the capital stock of any Person, means the capital stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital stock of any other class of such Person.

         Pro Forma Basis. Following a Permitted Acquisition other than Permitted Acquisitions in connection with the development of restaurants, the Total Funded Indebtedness (or, in the case of Consolidated Total Interest Expense, all Indebtedness) and EBITDA for the fiscal quarter in which such Permitted Acquisition occurred and each of the three fiscal quarters immediately following such Permitted Acquisition being calculated with reference to the audited historical financial results of the Person so acquired and the Borrower and its Subsidiaries for the applicable Test Period after giving effect on a pro forma basis to such Permitted Acquisition and assuming that such Permitted Acquisition had been consummated at the beginning of such Test Period in the manner described in (i), (ii) and (iii) below:

                  (i) all Indebtedness (whether under this Credit Agreement or otherwise) and any other balance sheet adjustments incurred or made in connection with the Permitted Acquisition shall be deemed to have been incurred or made on the first day of the Test Period, and all Indebtedness of the Person acquired or to be acquired in such Permitted Acquisition which was or will have been repaid in connection with the consummation of the Permitted Acquisition shall be deemed to have been repaid concurrently with the incurrence of the Indebtedness incurred in connection with the Permitted Acquisition;

                  (ii) all Indebtedness assumed to have been incurred pursuant to the preceding clause (i) shall be deemed to have borne interest at the sum of (a) the arithmetic mean of (x) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the first day of the Test Period and (y) the Eurodollar Rate for Eurodollar Rate Loans having an Interest Period of one month in effect on the last day of the Test Period plus (b) the Applicable Margin for Revolving Credit Loans then in effect (after giving effect to the Permitted Acquisition on a Pro Forma Basis); and

                  (iii) other reasonable cost savings, expenses and other income statement or operating statement adjustments which are attributable to the change in ownership and/or management resulting from such Permitted Acquisition as may be approved by the Agent in writing (which approval shall not be unreasonably withheld) shall be deemed to have been realized on the first day of the Test Period.

         Pro Source Transaction. [Insert details of ProSource sale/leaseback transaction for equipment].

         Rate Adjustment Period.  See the definition of Applicable Margin.

         Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

         Reference Bank.  FNBB.

         Reference Period. The period of four (4) consecutive fiscal quarters (or such shorter period of one, two or three full consecutive fiscal quarters as has elapsed since the Closing Date).

         Reimbursement Obligation. The Borrower's obligation to reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in [section]6.2.

         Restaurant Cash Flow. For each restaurant, the EBITDA of such restaurant for the period of the immediately preceding twelve (12) months plus, to the extent deducted in calculating EBITDA, the aggregate amount of allocated general and administrative expenses not directly associated with such restaurant during such period in accordance with past practices of the Borrower.

         Restricted Payment. In relation to the Borrower and its Subsidiaries, (a) any Distribution or (b) any payment or transfer of property by the Borrower or its Subsidiaries to Holdings or to any other Affiliate of the Borrower or Holdings.

         Restricted Subsidiary. Any Subsidiary of the Borrower which is not an Unrestricted Subsidiary.

         Revolving Credit Loan Maturity Date.  January __, 2003.

         Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to the Borrower pursuant to [section]2.

         Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

         Revolving Credit Notes.  See [section]2.4 hereof.

         Second Security Documents Amendment. The Second Amendment of Security Documents Agreement dated as of February 7, 1996, amending certain provisions of certain of the Security Documents among the parties to each of the Security Documents.

         Security Agreements. Collectively, (a) the Security Agreement, dated as of September 1, 1994, between the Borrower and the Agent, substantially in the form of Exhibit H-1 hereto, as amended by the Security Documents Amendment, the Second Security Documents Amendment and the Third Security Documents Amendment, and as the same may be further amended, restated, supplemented or modified from time to time; (b) the Security Agreement, dated as of February 7, 1996, among AmeriKing Cincinnati, AmeriKing Virginia and the Agent, substantially in the form of Exhibit H-2 hereto, as amended by the Third Security Documents Amendment and as the same may be amended, restated, supplemented or modified from time to time; and (c) the Security Agreement, dated or to be dated on or prior to the Closing Date, among AmeriKing Michigan, Holland and the Agent, substantially in the form of Exhibit H-2 hereto, as the same may be amended, restated supplemented or modified from time to time.

         Security Documents. The Guarantees, the Security Agreements, the Borrower Stock Pledge Agreement, the Subsidiary Stock Pledge Agreements, the Mortgages and the Stock Pledge Agreement.

         Security Documents Amendment. The First Amendment of Security Documents Agreement dated as of November 30, 1994, amending certain provisions of the Security Documents between the parties to each of the Security Documents.

         Stock Pledge Agreement. The Stock Pledge Agreement, dated as of September 1, 1994, between Holdings and the Agent, substantially in the form of Exhibit I hereto, as amended by the Security Documents Amendment, the Second Security Documents Amendment and the Third Security Documents Amendment and as the same may be further amended, restated, supplemented or modified from time to time.

         Stockholders Agreement. The Stockholders Agreement, dated as of September 1, 1994, among the Borrower, FNBB, BancBoston Investments, Inc., the Investors and Holdings, as amended by Consent and Amendment No. 1 to the Stockholders Agreement dated as of November 30, 1994, Consent and Amendment No. 2 to the Stockholders Agreement as of February 7, 1996 and Consent and Amendment No.
3 to the Stockholders Agreement date on or prior to the Closing Date.

         Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         Subsidiary Stock Pledge Agreements. Collectively, (a) the Stock Pledge Agreement, dated as of February 7, 1996, between AmeriKing Tennessee and the Agent, as amended by the Third Security Documents Amendment and as the same may be amended, restated, supplemented or modified from time to time and
(b) the Stock Pledge Agreement dated or to be dated on or prior to the Closing Date, between AmeriKing Michigan and the Agent, as the same may be amended, restated, supplemented or modified from time to time.

         Survey. In relation to each Mortgaged Property, an instrument survey of such Mortgaged Property which shall show the location of all buildings, structures, easements and utility lines on such Mortgaged Property, shall be sufficient to remove the survey exception from the Title Policy, shall show that all buildings and structures are within the lot lines of such Mortgaged Property, shall not show any material encroachments by others, shall show the zoning district or districts in which such Mortgaged Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law.

         Surveyor Certificate. In relation to each Mortgaged Property for which a Survey has been conducted, a certificate executed by the surveyor who prepared such Survey dated as of a recent date and containing such information relating to such Mortgaged Property as the Agent or the Title Insurance Company may require, such certificate to be reasonably satisfactory to the Agent in form and substance.

         Tax Sharing Agreement. The Amended and Restated Tax Sharing Agreement, dated as of February 7, 1996 and amended by Amendment No. 1 to the Tax Sharing Agreement date on or prior to the Closing Date, each by and among Holdings, the Borrower and their Subsidiaries, which shall be in form and substance satisfactory to the Agent.

         Term Loan. The term loan made or to be made by the Banks to the Borrower on the Closing Date in the aggregate principal amount of $75,000,000.00 pursuant to [section]4.1.1.

         Term Loan Maturity Date.  January ___, 2002.

         Term Note Record.  A Record with respect to a Term Note.

         Term Notes.  See [section]4.2.1 hereof.

         Test Period. The period of all fiscal quarters (and any portion of a fiscal quarter) being tested in any covenant calculation period prior to the date of such Permitted Acquisition as set forth in the definition of Pro Forma Basis.

         Third Security Documents Amendment. The Third Amendment of Security Documents Agreement dated or to be dated on or prior to the Closing Date, amending certain provisions of the Security Documents among the parties to each of the Security Documents being amended, and in form and substance satisfactory to the Banks and the Agent.

         Title Insurance Company.  Lawyers Title Insurance Company.

         Title Policy. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements) in such amount as may be reasonably determined by the Agent insuring the priority of the Mortgage of such Mortgaged Property and that the Borrower or one of its Subsidiaries holds marketable leasehold title to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens or persons in occupancy, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its reasonable discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may reasonably require, if available in the applicable jurisdiction, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement, (d) revolving credit endorsement, (e) tie-in endorsement, (f) doing business endorsement and
(g) ALTA form 3.1 zoning endorsement.

         TJC.  The Jordan Company, a New York general partnership.

         Total Acquisition Commitment. The sum of the Acquisition Commitments of the Banks, as in effect from time to time.

         Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

         Total Debt Service. For any period with respect to the Borrower and its Subsidiaries, all scheduled mandatory payments of principal on Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness relating to Franchise Agreements, leases, licenses and other agreements with
BKC) made or required to be made in that period plus the Consolidated Total Interest Expense of the Borrower and its Subsidiaries for that period.

         Total Funded Indebtedness. All Indebtedness of the Borrower and its Subsidiaries for borrowed money, purchase money Indebtedness and with respect to Capitalized Leases, determined on a consolidated basis in accordance with generally accepted accounting principles, provided, for purposes of calculating Indebtedness of the Borrower under the Revolving Credit Loans for any period, the amount shall be the daily average outstanding amount of Revolving Credit Loans for such period.

         Type. As to any Revolving Credit Loan or all or any portion of the Term Loan or Acquisition Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the Borrower does not reimburse the Agent and the Banks on the date specified in, and in accordance with, [section]6.2.

         Unrestricted Subsidiary. Each of (a) AmeriKing Colorado (provided it complies with clauses (ii) through (v) hereof); (b) AmeriKing Tennessee (provided it complies with clauses (ii) through (v) hereof), unless it is required to become a Restricted Subsidiary pursuant to [section]10.18; and (c) any other Subsidiary of the Borrower as to which (i) the Board of Directors of the Borrower has designated such Subsidiary as an Unrestricted Subsidiary at or prior to the time such Subsidiary is formed or acquired by the Borrower, as the case may be, and the Borrower has provided written notice to the Agent in reasonable detail of such designation within five (5) Business Days after designation thereof; (ii) the Borrower owns not less than eighty percent (80%) of the capital stock of such Subsidiary and eighty percent (80%) of the Voting Stock of such Subsidiary; (iii) such Subsidiary has become a party to the Tax Sharing Agreement; (iv) all of such Subsidiary's liabilities are non-recourse as to Holdings, the Borrower or any Restricted Subsidiary except for (1) the guaranty obligation of the Borrower and Holdings of certain obligations of AmeriKing Colorado to BKC pursuant to a certain Guarantee, Indemnification and Acknowledgment dated September 12, 1995; (2) the guaranty obligation of the Borrower of certain obligations of AmeriKing Colorado to DMW, Inc. and WSG, Inc. pursuant to the several Lease Assignment and Assumption Agreements dated as of September 12, 1995; (3) the guaranty obligation of the Borrower of certain obligations of AmeriKing Tennessee pursuant to the FFCA Guaranty; and
(4) guaranty obligations of the Borrower and Holdings of the obligations of AmeriKing Tennessee to BKC arising out of any Franchise Agreement or Lease between AmeriKing Tennessee and BKC; and (v) no Jordan Principal owns capital stock of such Subsidiary (except indirectly through Holdings).

         Virginia Sellers. C&N Dining, Inc. and its Affiliates (as defined in the AmeriKing/Virginia Asset Purchase Agreement).

         Voting Bank.  See [section]17.12 hereof.

         Voting Stock. Stock or similar equity interest of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors (or persons performing similar functions), managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

           Rules of Interpretation.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "[section]" refers to that section of this Credit Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                        THE REVOLVING CREDIT FACILITY.
                        --- --------- ------ --------

           Commitment to Lend.
           ---------- -- ----

         Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Agent given in accordance with [section]2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment minus such Bank's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in [section]13 and [section]14.1 through 14.4, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and [section]14.1 through 14.4, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

           Commitment Fee.
           ---------- ---

         The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Commitments shall terminate.

           Reduction of Total Commitment.
           --------- -- ----- ----------

         The Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by [$500,000] or an integral multiple of [$100,000] in excess thereof the unborrowed portion of the Total Commitment or terminate entirely the Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this [section]2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

           The Revolving Credit Notes.
           --- --------- ------ -----

         The Revolving Credit Loans shall be evidenced by separate amended and restated promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.






           Interest on Revolving Credit Loans.
           -------- -- --------- ------ -----

         Except as otherwise provided in [section]7.11,

                  (a) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin.

                  (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Margin.

                  (c) The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

           Requests for Revolving Credit Loans.
           -------- --- --------- ------ -----

         The Borrower shall give to the Agent written notice in the form of Exhibit B hereto (or telephonic notice confirmed in a writing in the form of Exhibit B hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no later than 1:00 p.m. (Boston time) (a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan, provided, however, the Borrower shall not request any Eurodollar Rate Loans with an Interest Period of more than one month until the date which is sixty (60) Business Days following the Closing Date. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of [$500,000] or a larger integral multiple of [$100,000].

           Conversion Options.
           ---------- -------

                    Conversion to Different Type of Revolving Credit Loan.
                    ---------- -- --------- ---- -- --------- ------ ----

                  The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (a) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing; (e) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan with an Interest Period of more than thirty (30) days until the date which is sixty (60) Business Days after the Closing Date; and (f) no more than five (5) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of [$500,000] or a larger integral multiple of [$100,000] in excess thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

                    Continuation of Type of Revolving Credit Loan.
                    ------------ -- ---- -- --------- ------ ----

                  Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in [section]2.7.1; provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this [section]2.7 is scheduled to occur.

                    Eurodollar Rate Loans.
                    ---------- ---- -----

                  Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than [$500,000] or a larger integral multiple of [$100,000] in excess thereof.

           Funds for Revolving Credit Loan.
           ----- --- --------- ------ ----

                    Funding Procedures.
                    ------- ----------

                  Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by [section][section]13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

                    Advances by Agent.
                    -------- -- -----

                  The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times
         (b) the amount of such Bank's Commitment Percentage of such Revolving Credit Loans, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                   REPAYMENT OF THE REVOLVING CREDIT LOANS.
                   --------- -- --- --------- ------ -----

           Maturity.
           --------

         The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.






           Mandatory Repayments of Revolving Credit Loans.
           --------- ---------- -- --------- ------ -----

         If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by [section]6.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

           Optional Repayments of Revolving Credit Loans.
           -------- ---------- -- --------- ------ -----

         The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this [section]3.3 may be made only on the last day of the Interest Period relating thereto, or, if such prepayment is made prior to the last day of the Interest Period relating thereto, the Borrower pays any costs associated with such prepayment as more fully described in [section]7.10. The Borrower shall give the Agent, no later than 11:00 a.m. (Boston time), at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this [section]3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this [section]3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of [$100,000], shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                                THE TERM LOAN.
                                --- ---- ----

           Commitment to Lend.
           ---------- -- ----

         Subject to the terms and conditions set forth in this Credit Agreement, each Bank severally agrees to lend to the Borrower on the Closing Date the amount of its Commitment Percentage of the principal amount of $75,000,000.

           The Term Notes.
           --- ---- -----

         The Term Loan shall be evidenced by separate amended and restated promissory notes of the Borrower in substantially the form of Exhibit C hereto (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Term Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Term Note Record reflecting the original principal amount of such Bank's Commitment Percentage of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term Note, an appropriate notation on such Bank's Term Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Term Note Record shall not affect the obligations of the Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

           Mandatory Payments of Principal of Term Loan.
           --------- -------- -- --------- -- ---- ----

                    Amortization.
                    ------------

                  The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Term Loan in twenty-two (22) consecutive quarterly payments, payable on the last Business Day of each calendar quarter ending within any period set forth below in the amount set forth opposite such period, commencing on September 30, 1996 with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of Term Loan.

                  @@
=============================================================================
Quarter Ending:                                        Amount of Each Payment
- ------- ------                                         ------ -- ---- -------
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
          September 30, 1996 - June 30, 1997           $2,500,000
- -----------------------------------------------------------------------------
          September 30, 1997 - June 30, 1998           $3,125,000
- -----------------------------------------------------------------------------
          September 30, 1998 - June 30, 1999           $3,750,000
- -----------------------------------------------------------------------------
          September 30, 1999 - June 30, 2000           $4,375,000
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
  September 30, 2000 - June 30, 2001    $2,500,000
- -----------------------------------------------------------------------------
  September 30, 2001 - December 24,     $2,500,000
  2001
- -----------------------------------------------------------------------------
  Term Loan A Maturity Date             Remaining Unpaid Balance of Term Loan
- -----------------------------------------------------------------------------
                                        @@ Excess Cash Flow Recapture.

                                        For each four-quarter period of the
                                        Borrower commencing with the fiscal
                                        year ending December 31, 1998, the
                                        Borrower shall make a prepayment of
                                        principal on the Term Loan and the
                                        Acquisition Loan in an amount equal to
                                        fifty percent (50%) of Consolidated
                                        Excess Cash Flow. Such mandatory
                                        prepayment shall be due one hundred
                                        (100) days after the end of each
                                        applicable year and shall be applied
                                        pro rata to the Term Loan and the
                                        Acquisition Loan and then applied
                                        against the scheduled installments of
                                        principal due on the Term Loan and
                                        Acquisition Loan, as the case may be,
                                        in the inverse order of maturity.

           Optional Prepayment of Term Loan.
           -------- ---------- -- ---- ----

         The Borrower shall have the right at any time to prepay the Term Note on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than three (3) Business Days prior written notice to the Agent, without premium or penalty, provided that (a) each partial prepayment shall be in the principal amount of [$500,000] or a larger integral multiple of [$100,000] in excess thereof, (b) no portion of the Term Loan bearing interest at the Eurodollar Rate may be prepaid pursuant to this [section]4.4 except on the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on such Term Loan in the inverse order of maturity. No amount repaid with respect to the Term Loan may be reborrowed.

           Interest on Term Loan.
           -------- -- ---- ----

                    Interest Rates.
                    -------- -----

                  Except as otherwise provided in [section]7.11, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates:

                           (a) to the extent that all or any portion of the
                  Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin.

                           (b) To the extent that all or any portion of the
                  Term Loan bears interest during such Interest Period at the Eurodollar Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate plus the Applicable Margin.

         The Borrower promises to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                    Notification by Borrower.
                    ------------ -- --------

                  The Borrower shall notify the Agent, such notice to be irrevocable, at least one (1) Business Day prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Base Rate and at least three (3) Eurodollar

         Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the Eurodollar Rate, provided, however, that the Borrower shall not request any Eurodollar Rate Loans with an Interest Period of more than one month until the date which is sixty (60) Business Days after the Closing Date. After the Term Loan has been made, the provisions of [section]2.7 shall apply mutatis mutandis with respect to all or any portion of the Term Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans, subject to the same limitations as applied to Revolving Credit Loans.

                    Amounts, etc.
                    -------- ----

                  Any portion of the Term Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of [$500,000] or a larger integral multiple of [$100,000] in excess thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                             THE ACQUISITION LOAN.
                             --- ----------- ----

           Commitment To Lend.
           ---------- -- ----

                    Commitment.
                    ----------

                  Subject to the terms and conditions set forth in this Credit Agreement (including, but not limited to those requirements set forth in [section]5.1.2 below), each of the Banks severally agrees during the Disbursement Period (as hereinafter defined), upon the request of the Borrower, to make its Commitment Percentage of the Advances (as hereinafter defined) of the Acquisition Loan to the Borrower on each Permitted Acquisition Closing Date. The aggregate amount of all Advances of the Acquisition Loan shall be in the maximum principal amount of $50,000,000 or such lesser amount as shall have been disbursed during the Disbursement Period pursuant to [section]5.1.2 below, provided that each Bank's Acquisition Loan shall not exceed its Acquisition Commitment. The commitments of the Banks to make any Advance shall terminate on January __, 1999.

                    Conditions to Advances.
                    ---------- -- --------

                  Advances of principal may be requested by the Borrower during the period from the Closing Date through and including January __, 1999 (the "Disbursement Period") on the following terms and conditions (each portion of the Acquisition Loan so advanced on a particular date being an "Advance", and such term shall only apply to advances of the Acquisition Loan and not any other Loan). The Borrower shall give to the Agent written notice in the form of Exhibit E hereto (or telephonic notice confirmed in writing in the form of Exhibit E hereto) of each Advance requested hereunder (an "Advance Request") no later than 1:00 p.m. (Boston time) (a) three
         (3) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and (b) four (4) Eurodollar Business Days prior to the proposed Drawdown of any Eurodollar Rate Loan, provided, however, the Borrower shall not request any Eurodollar Rate Loan with an Interest Period of more than one month until the date which is sixty (60) Business Days following the Closing Date. Each such notice shall specify (i) the principal amount of the Advance requested, (ii) the proposed Drawdown Date of such Advance; (iii) the Interest Period of such Advance, and (iv) the Type of such Advance. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Advance Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Advance requested from the Banks on the proposed Drawdown Date. Each Advance Request shall be in a minimum amount of [$100,000]. In addition, the Borrower shall deliver to the Agent not less than ___ days prior to the proposed Drawdown Date of any Advance a written notification describing the relevant Permitted Financed Acquisition to be consummated, copies of all documents, agreement and instruments to be entered into by the Borrower in connection with such Permitted Financed Acquisition, and the purchase price for such Permitted Financed Acquisition (which purchase price shall not be less than the amount of the Advance so requested). Subject to the foregoing, and subject to satisfaction of the conditions set forth in [section]14, so long as no Default or Event of Default shall have occurred and is continuing, and all of the applicable conditions set forth in this Credit Agreement have been met, including, but not limited to the Borrower taking all action necessary to perfect the Agent's first priority security interest in the assets being acquired (or, in the event any Subsidiary is formed as a result of or in connection with such acquisition, such Subsidiary shall be a Restricted Subsidiary, and the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Restricted Subsidiary), and the Agent and the Banks being satisfied with the terms of the proposed Permitted Financed Acquisition, each Bank shall lend to the Borrower such Bank's Commitment Percentage of the Advance so requested in immediately available funds not later than the close of business on such Drawdown Date.

           Commitment Fee.
           ---------- ---

         The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Acquisition Commitment a commitment fee calculated at the rate of the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to January __, 1999 by which the Total Acquisition Commitment exceeds the outstanding amount of Acquistion Loan during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on January __, 1999 or any earlier date on which the Commitments shall terminate.

           Reduction of Total Commitment.
           --------- -- ----- ----------

         The Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Agent to reduce by [$500,000] or an integral multiple of [$100,000] in excess thereof the unborrowed portion of the Total Acquisition Commitment or terminate entirely the Total Acquisition Commitment, whereupon the Acquisition Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this [section]5.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Acquisition Commitments may be reinstated. In addition, on January __, 1999, the Acquisition Commitments shall permanently be reduced to zero.

           The Acquisition Notes.
           --- ----------- -----


         The Acquisition Loan shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit D hereto (each an "Acquisition Note"), dated the Closing Date and completed with appropriate insertions. One Acquisition Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Acquisition Commitment of the Acquisition Loan and representing the obligation of the Borrower to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Commitment Percentage of the Acquisition Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made a notation on such Bank's Acquisition Note Record reflecting the original principal amount of such Bank's Commitment Percentage of the Acquisition Loan and, at or about the time of such Bank's receipt of any principal payment on such Bank's Acquisition Note, an appropriate notation on such Bank's Acquisition Note Record reflecting such payment. The aggregate unpaid amount set forth on such Bank's Acquisition Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Acquisition Note Record shall not affect the obligations of the Borrower hereunder or under any Acquisition Note to make payments of principal of and interest on any Acquisition Note when due.

           Mandatory Payments of Principal on Acquisition Loan.
           --------- -------- -- --------- -- ----------- ----

         The Borrower promises to pay to the Agent for the account of the Banks the principal amount of the Acquisition Loan in sixteen (16) consecutive quarterly payments payable on the last Business Day of each calendar quarter ending within any period set forth below in the amount set forth opposite such period, commencing March 31, 1999, with a final payment on the Acquisition Loan Maturity Date in an amount equal to the unpaid balance of the Acquisition Loan.

                  @@

=============================================================================
Quarter Ending:                             Amount of Each Payment
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
                                            6.25% of the Acquisition Loan outstanding on
March 31, 1999 - January __, 2003           January __, 1999
- -----------------------------------------------------------------------------
Acquisition Loan Maturity Date              Remaining Unpaid Balance of Term Loan
- -----------------------------------------------------------------------------
                                            @@  Optional Prepayment of Acquisition Loan.

                                            The Borrower shall have the right
                                            at any time to prepay the
                                            Acquisition Note on or before the
                                            Acquisition Loan Maturity Date, as
                                            a whole, or in part, upon not less
                                            than three (3) Business Days prior
                                            written notice to the Agent,
                                            without premium or penalty,
                                            provided that (a) each partial
                                            prepayment shall be in the
                                            principal amount of [$500,000] or
                                            a larger integral multiple of
                                            [$100,000] in excess thereof, (b)
                                            no portion of the Acquisition Loan
                                            bearing interest at the Eurodollar
                                            Rate may be prepaid pursuant to
                                            this [section]5.6 except on the
                                            last day of the Interest Period
                                            relating thereto, and (c)
                                            each partial prepayment shall be
                                            allocated among the Banks, in
                                            proportion, as nearly as
                                            practicable, to the respective
                                            outstanding amount of each Bank's
                                            Acquisition Note, with adjustments
                                            to the extent practicable to
                                            equalize any prior prepayments not
                                            exactly in proportion. Any
                                            prepayment of principal of the
                                            Acquisition Loan shall include all
                                            interest accrued to the date of
                                            prepayment and shall be applied
                                            against the scheduled installments
                                            of principal due on such
                                            Acquisition Loan in the inverse
                                            order of maturity. No amount
                                            repaid with respect to the
                                            Acquisition Loan may be
                                            reborrowed.

                                             Interest on Acquisition Loan.
                                             -------- -- ----------- ----

                                             Interest Rates.
                                             -------- -----
                                            Except as otherwise provided in
                                            [section]7.11, the Acquisition
                                            Loan shall bear interest during
                                            each Interest Period relating to
                                            all or any portion of the
                                            Acquisition Loan at the following
                                            rates:

                           (a) to the extent that all or any portion of the
                  Acquisition Loan bears interest during such Interest Period at the Base Rate, the Acquisition Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin.

                           (b) To the extent that all or any portion of the
                  Acquisition Loan bears interest during such Interest Period at the Eurodollar Rate, the Acquisition Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Eurodollar Rate plus the Applicable Margin.

                  The Borrower promises to pay interest on the Acquisition Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

                    Notification by Borrower.
                    ------------ -- --------

                  The Borrower shall notify the Agent, such notice to be irrevocable, at least one (1) Business Day prior to the Drawdown Date of any Advance if all or any portion of such Advance is to bear interest at the Base Rate and at lease three (3) Eurodollar Business Days prior to the Drawdown Date of the Advance if all or any portion of the Advance is to bear interest at the Eurodollar Rate, provided, however that the Borrower shall not request any Eurodollar Rate Loans with an Interest Period of more than one month until the date which is sixty (60) Business Days after the Closing Date. After any Advance has been made, the provisions of [section]2.7 shall apply mutatis mutandis with respect to all or any portion of the Acquisition Loan so that the Borrower may have the same interest rate options with respect to all or any portion of the Acquisition Loan as it would be entitled to with respect to the Revolving Credit Loans, subject to the same limitations as applied to Revolving Credit Loans.






                    Amounts, etc.
                    -------- ----

                  Any portion of the Acquisition Loan bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of [$500,000] or a larger integral multiple of [$100,000] in excess thereof. No Interest Period relating to the Acquisition Loan or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Acquisition Loan is to be made unless a portion of the Acquisition Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

           Funds for Advances.
           ----- --- --------

                    Funding Procedures.
                    ------- ----------

                  Not later than 1:00 a.m. (Boston time) on the proposed Drawdown Date of any Advance, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of the amount of the requested Advance. Upon receipt from each Bank of such amount, and upon receipt of the documents required by [section][section]13 and 14 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Advances made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date its Commitment Percentage of the requested Advance shall not relieve any other Bank from its several obligation hereunder to make available to the Agent such other Bank's Commitment Percentage of any requested Advance.

                    Advances by Agent.
                    -------- -- -----

                  The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date such Bank's Commitment Percentage of the Advance to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment Percentage of such Advance, times (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date (or, if the Drawdown Date occurs prior to twenty-four hours after such Bank has received notice of a loan request, twenty-four hours after receipt of such notice of a loan request) to the date on which the amount of such Bank's Commitment Percentage of such Advance shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Advance is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Advance made on such Drawdown Date.

                              LETTERS OF CREDIT.
                              ------- -- ------

           Letter of Credit Commitments.
           ------ -- ------ -----------

                    Commitment to Issue Letters of Credit.
                    ---------- -- ----- ------- -- ------

                  Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks and in reliance upon the agreement of the Banks set forth in [section]6.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrower and agreed to by the Agent; provided, however, that, after giving effect to such request,
         (a) the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time, and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and
         (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment








                    Letter of Credit Applications.
                    ------ -- ------ ------------

                  Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                    Terms of Letters of Credit.
                    ----- -- ------- -- ------

                  Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirming bank or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

                    Reimbursement Obligations of Banks.
                    ------------- ----------- -- -----

                  Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to [section]6.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

                    Participations of Banks.
                    -------------- -- -----

                  Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrower's Reimbursement Obligation under [section]6.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to [section]6.2.

           Reimbursement Obligation of the Borrower.
           ------------- ---------- -- --- --------

         In order to induce the Agent to issue, extend and renew each Letter of Credit and the Banks to participate therein, the Borrower hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Banks, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

                  (a) except as otherwise expressly provided in [section]6.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit,

                  (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations, and

                  (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with [section]15, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this [section]6.2 at any time from the date such amounts become due and payable (whether as stated in this [section]6.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent on demand at the rate specified in [section]7.11 for overdue principal on the Revolving Credit Loans.






           Letter of Credit Payments.
           ------ -- ------ --------

         If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Agent as provided in [section]6.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at its Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such

Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is
360. The responsibility of the Agent to the Borrower and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

           Obligations Absolute.
           ----------- --------

         The Borrower's obligations under this [section]6 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Agent, any Bank or any beneficiary of a Letter of Credit. The Borrower further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Borrower's Reimbursement Obligations under [section]6.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Agent or any Bank to the Borrower.

           Reliance by Issuer.
           -------- -- ------

         To the extent not inconsistent with [section]6.4, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

           Letter of Credit Fee.
           ------ -- ------ ---

         The Borrower shall pay to the Agent a fee (in each case, a "Letter of Credit Fee") (a) in respect of each standby Letter of Credit issued pursuant to this Credit Agreement, calculated at the rate of the Applicable Margin per annum on the face amount of each such Letter of Credit, and the Agent shall, in turn, remit to each Bank its pro rata portion of such Letter of Credit Fee calculated at a rate of the Applicable Margin minus 1/4% per annum on the face amount of each such Letter of Credit, and (b) in respect of each documentary Letter of Credit issued pursuant to this Credit Agreement, calculated at the rate of the Applicable Margin minus 1/2% per annum on the face amount of such Letter of Credit, and the Agent shall, in turn, remit to each Bank its pro rata portion of such Letter of Credit Fee calculated at a rate of the Applicable Margin minus 3/4% per annum on the face amount of each such Letter of Credit. The Letter of Credit Fee for each Letter of Credit shall be payable annually in advance, on the date of issuance of such Letter of Credit, and on each anniversary thereof until such Letter of Credit expires or is canceled. In addition, the Borrower shall pay to the Agent, for its own account, the Agent's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

                          CERTAIN GENERAL PROVISIONS.
                          ------- ------- ----------

           Closing Fee and Amendment Fee.
           ------- --- --- --------- ---

         The Borrower agrees to pay to the Agent a closing fee in the amounts and at the times as set forth in the Fee Letter.

           Agent's Fee.
           ------- ---

         The Borrower shall pay to the Agent, an Agent's fee (the "Agent's Fee") as provided in the Fee Letter.

           Funds for Payments.
           ----- --- --------

                    Payments to Agent.
                    -------- -- -----

                  All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, at the Agent's Head Office or at such other location in the Boston, Massachusetts, area that the Agent may from time to time designate, in each case in immediately available funds.

                    No Offset, etc.
                    -- ------- ----

                  Except as otherwise provided in [section]7.7, all payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. Except as otherwise provided in [section]7.7, if any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

           Computations.
           ------------

         All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Banks of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

           Inability to Determine Eurodollar Rate.
           --------- -- --------- ---------- ----

         In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks, shall so notify the Borrower and the Banks.






           Illegality.
           ----------

         Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and the other Banks and thereupon (a) the commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar

Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this [section]7.6, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder.

           Additional Costs, etc.
           ---------- ------ ----

         If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                  (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Bank's Commitment, Acquisition Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                  (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank or the Agent under this Credit Agreement or any of the other Loan Documents, or

                  (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Bank, or

                  (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Bank's Commitment, Acquisition Commitment or any class of loans, letters of credit or commitments of which any of the Loans or such Bank's Commitment or Acquisition Commitment forms a part, and the result of any of the foregoing is:

                           (i) to increase the cost to any Bank of making,
                  funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, Acquisition Commitment or any Letter of Credit, or

                           (ii) to reduce the amount of principal, interest,
                  Reimbursement Obligation or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment, Acquisition Commitment, any Letter of Credit or any of the Loans, or

                           (iii) to require such Bank or the Agent to make any
                  payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. On or before the date it becomes a party to this Credit Agreement and from time to time thereafter upon any change in status rendering any certificate or document previously delivered pursuant to this [section]7.7 invalid or inaccurate, each Bank that is organized under the laws of a jurisdiction outside the United States shall (but, with respect to any renewal or change in status, if legally able to do so) deliver to the Borrower, (x) if such Bank is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, such certificates, documents or other evidence as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation
Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or subsequent version thereto, properly completed and duly executed by such Bank establishing that such payment is (a) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with conduct by such Bank of a trade or business in the United States or (b) totally exempt from United States Federal withholding tax, or (other than in the case of such Bank on the date such Bank became a party to this Credit Agreement), subject to a reduced rate of such tax under a provision of an applicable tax treaty; or (y) if such Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, such Bank shall deliver (a) a certificate substantially in the form of Exhibit L hereto and (b) two completed signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to an exemption for United States withholding tax with respect to payments of interest to be made under this Credit Agreement or under any Note. The Borrower shall not be required to pay any additional amounts to any Bank pursuant to [section]7.3 or this [section]7.7 to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the provisions of the preceding sentence.

         Any Bank claiming any additional amounts payable pursuant to [section]7.3 or this [section]7.7 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending certificate office if the making of such a filing or change would avoid the need for or substantially reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole and absolute determination of such Bank be otherwise disadvantageous to such Bank, which determination by such Bank shall be conclusive.

         If a Bank or the Agent shall become aware that it is entitled to receive a refund in respect of taxes as to which it has been indemnified by the Borrower pursuant to [section]7.3 or this [section]7.7, it shall promptly notify the Borrower of the availability of such refund and shall, within thirty (30) days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Bank or the Agent, as applicable, receives a refund in respect of any taxes to which it has been indemnified by the Borrower pursuant to [section]7.3 or this [section]7.7, it shall promptly repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under [section]7.3 or this [section]7.7 with respect to such refund), net of all out-of-pocket expenses (including taxes imposed with respect to such refund) of such Bank or the Agent, as applicable, and without interest; provided, however, that the Borrower, upon the request of such Bank or the Agent, as applicable, agrees to return such refund (plus penalties, interest or other charges) to such Bank or the Agent in the event such Bank or the Agent is required to repay such refund.

           Capital Adequacy.
           ------- --------

         If after the date hereof any Bank or the Agent determines that (a) the adoption of or change after the Closing Date in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's Commitment or Acquisition Commitment with respect to any Loans or the Loans to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Bank shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Bank in light of these circumstances. If the Borrower and such Bank are unable to agree to such adjustment within thirty
(30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Bank's reasonable determination, provide adequate compensation. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.






           Certificate.
           -----------

         A certificate setting forth any additional amounts payable pursuant to [section][section]7.7 or 7.8 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

           Indemnity.
           ---------

         The Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of
(a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, Advance Request, notice (in the case of all or any portion of the Term Loan) pursuant to [section]4.5.2 or a Conversion Request relating thereto in accordance with [section]2.6 ,[section]2.7 or [section]5.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Loans.

           Interest on Overdue Amounts.
           -------- -- ------- -------

         Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the Base Rate until such amount shall be paid in full (after as well as before judgment).

           Replacement Banks.
           ----------- -----

         Within thirty (30) days after (a) any Bank has demanded compensation from the Borrower pursuant to [section][section]7.7 or 7.8 hereof, or (b) there shall have occurred a change in law with respect to any Bank as a consequence of which it shall have become unlawful for such Bank to make a Eurodollar Rate Loan on any Drawdown Date, as described in [section]6.6 hereof (any such Bank described in the foregoing clauses (a) or (b) is hereinafter referred to as an "Affected Bank"), the Borrower may request that the Non-Affected Banks acquire all, but not less than all, of the Affected Bank's outstanding Loans and assume all, but not less than all, of the Affected Bank's Commitment and Acquisition Commitment. If the Borrower so requests, the Non-Affected Banks may elect to acquire all or any portion of the Affected Bank's outstanding Loans and to assume all or any portion of the Affected Bank's Commitment and Acquisition Commitment. If the Non-Affected Banks do not elect to acquire and assume all of the Affected Bank's outstanding Loans, Commitment and Acquisition Commitment, the Borrower may designate a replacement bank or banks, which must be satisfactory to the Agent, to acquire and assume that portion of the outstanding Loans, Commitment and Acquisition Commitment of the Affected Bank not being acquired and assumed by the Non-Affected Banks. The provisions of [section]21 hereof shall apply to all reallocations pursuant to this [section]7.12, and the Affected Bank and any Non-Affected Banks and/or replacement banks which are to acquire the Loans, Commitment and Acquisition Commitment of the Affected Bank shall execute and deliver to the Agent, in accordance with the provisions of [section]21 hereof, such Assignments and Acceptances and other instruments, including, without limitation, Notes, as are required pursuant to [section]21 hereof to give effect to such reallocations. Any Non-Affected Banks and/or replacement banks which are to acquire the Revolving Credit Loans, Commitment, Acquisition Loan and Acquisition Commitment of the Affected Bank shall be deemed to be Eligible Assignees for all purposes of [section]21 hereof. On the effective date of the applicable Assignments and Acceptances, the Borrower shall pay to the Affected Bank all interest accrued on its Loans up to but excluding such date, along with any fees payable to such Affected Bank hereunder up to but excluding such date.







                      COLLATERAL SECURITY AND GUARANTEES.
                      ---------- -------- --- ----------

           Security of Borrower and Subsidiaries; Guaranty of Subsidiaries.
           -------- -- -------- --- ------------  -------- -- ------------

         The Obligations shall be secured by a perfected first priority security interest in certain of the assets of the Borrower (including a pledge of the non-voting capital stock of each of the Borrower's Subsidiaries, including, without limitation, the Unrestricted Subsidiaries, provided, however, in the event such Unrestricted Subsidiary has incurred Indebtedness permitted by [section]11.1(g) hereof and the lender of such Indebtedness has requested a pledge of the non-voting capital stock of such Unrestricted Subsidiary by the Borrower, the Borrower shall only be required to grant to the Agent for the benefit of the Banks a second priority security interest in such non-voting capital stock until such Indebtedness has been repaid in full), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party. The Obligations shall also be secured by a pledge of the non-voting capital stock of each Unrestricted Subsidiary's Subsidiaries, provided, however, in the event such Unrestricted Subsidiary has incurred Indebtedness permitted by [section]11.1(g) hereof and the lender of such Indebtedness has requested a pledge of the non-voting capital stock of such Unrestricted Subsidiary's Subsidiaries, such Unrestricted Subsidiary shall only be required to grant to the Agent for the benefit of the Banks a second priority security interest in such non-voting capital stock until such Indebtedness has been repaid in full. In addition, the Obligations shall also be guaranteed by each of the Borrower's Restricted Subsidiaries pursuant to the terms of the Guaranty of such Restricted Subsidiaries, and the Restricted Subsidiaries' obligations under such Guaranty shall be secured by a perfected first priority security interest in certain of the assets of such Restricted Subsidiary (including a pledge of the non-voting capital stock of each of the Restricted Subsidiaries' Subsidiaries), whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the such Restricted Subsidiaries are parties.

           Guaranties and Security of Holdings.
           ---------- --- -------- -- --------

         Certain of the Obligations shall also be guaranteed by Holdings pursuant to the terms of the Guaranty. The Obligations shall be secured by a perfected first priority security interest in certain of the stock owned by Holdings, pursuant to the terms of the Stock Pledge Agreement to which Holdings is a party.

                        REPRESENTATIONS AND WARRANTIES.
                        --------------- --- ----------

         Each of the Borrower and, to the extent applicable, Holdings represents and warrants to the Banks and the Agent as follows:

           Corporate Authority.
           --------- ---------

                    Incorporation; Good Standing.
                    -------------  ---- --------

                  Each of Holdings, the Borrower and each of their respective Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation,
         (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

                    Authorization.
                    -------------

                  The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which Holdings, the Borrower or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Person, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Holdings, the Borrower or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to Holdings, the Borrower or any of their Subsidiaries, the violation of which would have a materially adverse effect on the business, assets or financial condition of Holdings, the Borrower or such Subsidiary and (d) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, Holdings, the Borrower or any of their Subsidiaries.

                    Enforceability.
                    --------------

                  The execution and delivery of this Credit Agreement and the other Loan Documents to which Holdings, the Borrower or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

           Governmental Approvals.
           ------------ ---------

         The execution, delivery and performance by Holdings, the Borrower and any of their Subsidiaries of this Credit Agreement and the other Loan Documents, the AmeriKing Michigan Acquisition Documents and the Capitalization Documents to which Holdings, the Borrower or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and are not in violation of any municipal or other local law, ordinance or governmental rule or regulation relating to the occupancy or operation of any of the BKC restaurants, which violation would have a material adverse effect on the business, assets or financial condition of Holdings, the Borrower and their Subsidiaries, taken as a whole

           Title to Properties; Leases.
           ----- -- ----------  ------

         Except as indicated on Schedule 9.3 hereto, Holdings, the Borrower and their Subsidiaries own or lease all of the assets reflected in the pro forma consolidated balance sheet of Holdings, the Borrower and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date) and to be acquired pursuant to the AmeriKing Michigan Acquisition, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

           Financial Statements and Projections.
           --------- ---------- --- -----------

                    Financial Statements.
                    --------- ----------

                  There has been furnished to each of the Banks a pro forma consolidated balance sheet of Holdings, the Borrower and their Subsidiaries as at the Closing Date, which properly gives effect to the Loans and the AmeriKing Michigan Acquisition. Such balance sheet fairly presents the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof. There are no contingent liabilities of Holdings, the Borrower or any of their Subsidiaries as of such date involving material amounts, which were not disclosed in such balance sheet and the notes related thereto or in this Credit Agreement or the AmeriKing Michigan Acquisition Documents.

                    Projections.
                    -----------

                  The projections of the annual operating budgets of Holdings, the Borrower and their Subsidiaries on a consolidated basis, including balance sheets and cash flow statements for the 1996 through ____ fiscal years (with the projections for the 1996 fiscal year being calculated on a pro forma basis), copies of which have been delivered to each Bank, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of Holdings, the Borrower or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of Holdings, the Borrower and their Subsidiaries of the results of operations and other information projected therein.

           No Material Changes, etc.
           -- -------- -------- ----

         (a) Since the Balance Sheet Date there has occurred no materially adverse change in the assets, financial condition or business of Holdings, the Borrower and their Subsidiaries as shown on or reflected in the consolidated balance sheet of Holdings, the Borrower and their Subsidiaries as at the Balance Sheet Date other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the assets, business or financial condition of Holdings, the Borrower or any of their Subsidiaries. Since ____________ there have been no changes in the business or assets to be acquired in the AmeriKing Michigan Acquisition which have been, either individually or in the aggregate, materially adverse.

         (b) Each of Holdings, the Borrower and each of its Subsidiaries (before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

           Franchises, Patents, Copyrights, etc.
           ----------- -------- ----------- ----

         Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

           Litigation.
           ----------

         Except as set forth in Schedule 9.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against Holdings, the Borrower or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of Holdings, the Borrower and their Subsidiaries or materially impair the right of Holdings, the Borrower and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of Holdings, the Borrower and their Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

           No Materially Adverse Contracts, etc.
           -- ---------- ------- ---------- ----

         None of Holdings, the Borrower nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of Holdings, the Borrower or any of their Subsidiaries. None of Holdings, the Borrower nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of Holdings, the Borrower or any of their Subsidiaries considered as a whole.

           Compliance with Other Instruments, Laws, etc.
           ---------- ---- ----- ------------ ----- ----

         None of Holdings, the Borrower nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of Holdings, the Borrower or any of their Subsidiaries considered as a whole.

           Tax Status.
           --- ------

         Each of Holdings, the Borrower and their Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

           No Event of Default.
           -- ----- -- -------

         No Default or Event of Default has occurred and is continuing.

           Holding Company and Investment Company Acts.
           ------- ------- --- ---------- ------- ----

         None of Holdings, the Borrower nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

           Absence of Financing Statements, etc.
           ------- -- --------- ----------- ----

         Except with respect to Permitted Liens or as permitted by this Credit Agreement or the Security Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of Holdings, the Borrower or any of their Subsidiaries or any rights relating thereto.

           Perfection of Security Interest.
           ---------- -- -------- --------

         All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower, its Subsidiaries or Holdings, as the case may be, is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

           Certain Transactions.
           ------- ------------

         Except as set forth on Schedule 9.15 hereto, and for arm's length transactions pursuant to which Holdings, the Borrower or any of their Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than Holdings, the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of Holdings, the Borrower or any of their Subsidiaries is presently a party to any transaction with Holdings, the Borrower or any of their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

           Employee Benefit Plans.
           -------- ------- -----

                    In General.
                    -- -------

                  Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

                    Terminability of Welfare Plans.
                    ------------- -- ------- -----

                  Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of [section]3(1) or [section]3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

                    Guaranteed Pension Plans.
                    ---------- ------- -----

                  Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of [section]302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of [section]4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                    Multiemployer Plans.
                    ------------- -----

                  Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under [section]4201 of ERISA or as a result of a sale of assets described in [section]4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of [section]4241 or [section]4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under [section]4041A of ERISA.

           Regulations G, U and X.
           ----------- -  - --- -

         The proceeds of the Loans shall be used (a) for the AmeriKing Michigan Acquisition, the Permitted Financed Acquisitions, (b) to convert existing Indebtedness to the Banks under the Original Credit Agreement to Loans and Letters of Credit, as the case may be, hereunder, and (c) for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations G, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

           Environmental Compliance.
           ------------- ----------
         To the best of the Borrower's knowledge, except as disclosed on
Schedule 9.18 attached hereto:

                  (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, nor has the Borrower or any of its Subsidiaries received notice that it, or any operator of the Real Estate is in alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower and its Subsidiaries considered as a whole;

                  (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation: any federal, state or local governmental authority: (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. [section]6903(5), any hazardous substances as defined by 42 U.S.C. [section]9601(14), any pollutant or contaminant as defined by 42 U.S.C. [section]9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) except to the extent that the following would not have a material adverse effect on the business, assets of financial condition of the Borrower and its Subsidiaries, taken as a whole, that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;








                  (c) (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances other than in accordance with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate in violation of any applicable Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of such Person's properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance (in all material respects) with applicable Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole; (iv) there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on any of the Real Estate, and which would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole and (v) in addition, except to the extent that the following would not have a materially adverse effect on the business, assets, or financial conditions of the Borrower and its Subsidiaries, taken as a whole any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance with such permits and applicable Environmental Laws; and

                  (d) none of the Borrower and its Subsidiaries, or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby.

           Subsidiaries, etc.
           ------------  ---

         As of the Closing Date, the Borrower's Subsidiaries are AmeriKing Colorado, AmeriKing Tennessee, AmeriKing Cincinnati, AmeriKing Virginia and AmeriKing Michigan, each of which is a wholly-owned Subsidiary of the Borrower. As of the Closing Date, Holland is a wholly-owned Subsidiary of AmeriKing Michigan. No other Subsidiary of the Borrower has any other Subsidiaries. Holdings is the record and beneficial owner of 100% of the outstanding capital stock of the Borrower. Except as set forth on Schedule
9.19 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

           Chief Executive Offices.
           ----- --------- -------

         Each of the Borrower's and Holdings' chief executive office is at 2215 Enterprise Drive, Suite 1502, Westchester, Illinois 60154, at which location its books and records are kept. The chief executive office of each Subsidiary is as set forth on Schedule 9.20 hereto.

           Fiscal Year.
           ------ ----

         Each of Holdings and the Borrower has a fiscal year which is the twelve (12) months ending on the date set forth opposite the respective years on Schedule 9.21 attached hereto.

           No Amendments to Certain Documents.
           -- ---------- -- ------- ---------

         Neither the Borrower nor its Subsidiaries has amended any of the AmeriKing Michigan Acquisition Documents in any material respect. Each of the representations and warranties made by the Borrower and its Subsidiaries in any of the Loan Documents and the AmeriKing Michigan Acquisition Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents or the AmeriKing Michigan Acquisition.

           Disclosure
           ----------

         No representation or warranty made by Holdings, the Borrower or any of their Subsidiaries in this Credit Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or any Bank by or on behalf of Holdings, the Borrower or any of their Subsidiaries in connection with any of the transactions contemplated by any of the Loan Documents or the AmeriKing Michigan Acquisition Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made. There is no fact known to Holdings or the Borrower as of the Closing Date (other than general economic and political conditions affecting business generally) which materially adversely affects, or which is reasonably likely in the future materially adversely to affect, the financial position, business, operations, or affairs of Holdings, the Borrower and their respective Subsidiaries taken, as a whole.

           Representations Under AmeriKing Michigan Acquisition Document.
           --------------- ----- --------- -------- ----------- --------

         To the best of the Borrower's knowledge, each of the representations and warranties of the sellers contained in the AmeriKing Michigan Acquisition Documents are true and correct in all material respects as of the Closing Date, and the AmeriKing Michigan Acquisition Closing Date.

           Insurance.
           ---------

         The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with general practices and businesses engaged in similar activities and similar geographic areas, with the details of such coverage being more fully described on Schedule 9.25 hereto.

           Special Purpose Holding Company.
           ------- ------- ------- -------

         Except as contemplated by this Credit Agreement and the other Loan Documents, on September 1, 1994 Holdings was created solely for the purposes of the transactions contemplated by the Revolving Credit and Term Loan Agreement dated as of September 1, 1994 among the Borrower, Holdings, certain of the Banks and the Agent, and, as of the Closing Date, Holdings does not have any significant liabilities (other than liabilities arising under the Certificate of Incorporation of Holdings, the Stockholders Agreement (including under the agreements and instruments which are exhibits thereto) or this Credit Agreement), own any significant assets (other than the capital stock of the Borrower) or engage in any other significant activity or business.

                    AFFIRMATIVE COVENANTS OF THE BORROWER.
                    ----------- --------- -- --- --------

         Each of Holdings and the Borrower covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

           Punctual Payment.
           -------- -------

         The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's Fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

           Maintenance of Office.
           ----------- -- ------

         Each of Holdings and the Borrower will maintain its chief executive office at 2215 Enterprise Drive, Suite 1502, Westchester, Illinois 60154, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agent, where notices, presentations and demands to or upon Holdings or the Borrower in respect of the Loan Documents to which Holdings or the Borrower is a party may be given or made.

           Records and Accounts.
           ------- --- --------

         Each of Holdings and the Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

           Financial Statements, Certificates and Information.
           --------- ----------  ------------ --- -----------

         The Borrower will deliver to the Agent, with sufficient copies for each of the Banks:

                  (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of Holdings and the Borrower, (i) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified without qualification by Deloitte & Touche or by other independent certified public accountants satisfactory to the Agent, and (ii) the unaudited consolidating balance sheet of Holdings and its Subsidiaries as at the end of such year, and the related unaudited consolidating statement of income and unaudited consolidating statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidating statements to be in reasonable detail, prepared by management in accordance with the past financial practice of Holdings and its Subsidiaries and that the information contained in such financial statements fairly presents the financial position of Holdings and its Subsidiaries on the date hereof;

                  (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries each as at the end of such quarter, and the related consolidated and consolidating statements of income and consolidated and consolidating statements of cash flow for the portion of Holdings' fiscal year then elapsed, each setting forth in comparative form the figures for the previous fiscal year and a comparison setting forth the corresponding figures from the budgeted or projected figures set forth in the projections described in [section]9.4 hereof for such period and all in reasonable detail and prepared in accordance with generally accepted accounting principles, and in each case together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of Holdings and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (c) as soon as practicable, but in any event within thirty
         (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated and consolidating financial statements of Holdings and its Subsidiaries for such month, each setting forth in comparative form the figures for the previous fiscal year and a comparison setting forth the corresponding figures from the budgeted or projected figures set forth in the projections described in [section]9.4 for such period, prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of Holdings and its Subsidiaries on the date thereof (subject to year-end adjustments);

                  (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of Exhibit F (the "Compliance Certificate") hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in [section]12 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                  (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of Holdings or the Borrower;

                  (f) not later than the beginning of each fiscal year of the Borrower, projections of Holdings, the Borrower and their Subsidiaries updating those projections delivered to the Banks and referred to in [section]9.4.2 or, if applicable, updating any later such projections delivered pursuant to this [section]10.4(f);

                  (g) contemporaneously with the delivery thereof, copies of all accountants' management letters delivered to Holdings, the Borrower or any of their Subsidiaries; and

                  (h) from time to time such other financial data and information as the Agent or any Bank may reasonably request.

The Banks and the Agent agree that they will treat in confidence all financial information with respect to Holdings and its Subsidiaries which has not become public, and will not, without the consent of the Borrower, disclose such information to any third party, and, if any representative or agent of the Banks or the Agent shall not be an employee of one of the Banks or the Agent or any affiliate of the Banks or the Agent, such designee shall be reputable and of recognized standing and shall agree to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Borrower, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Borrower hereby authorizes the Agent and each of the Banks to disclose information obtained pursuant to this Credit Agreement which has not become public to banks or other financial institutions who are participants or assignees or potential participants or assignees of the Loans made or to be made hereunder with the Borrower's consent, such consent not to be unreasonably withheld, and where required or requested by governmental or regulatory authorities.








           Notices.
           -------

                    Defaults.
                    --------

                  The Borrower will give notice in writing to the Agent promptly (but in no event later than five (5) days) of becoming aware of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                    Environmental Events.
                    ------------- ------

                  The Borrower will promptly give notice to the Agent and each of the Banks (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Agent's security interests pursuant to the Security Documents.

                    Notification of Claim against Collateral.
                    ------------ -- ----- ------- ----------

                  The Borrower will, immediately upon becoming aware thereof, notify the Agent and each of the Banks in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses (collectively, the "Collateral Claims") to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject if the amount of such Collateral Claim is in excess of $750,000 in the aggregate.

                    Notice of Litigation and Judgments.
                    ------ -- ---------- --- ---------

                  Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks in writing within ten (10) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting Holdings, the Borrower or any of their Subsidiaries or to which Holdings, the Borrower or any of their Subsidiaries is or becomes a party involving an uninsured claim of more than $1,500,000 against Holdings, the Borrower or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on Holdings, the Borrower or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail satisfactory to the Agent, within ten
         (10) Business Days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $750,000.

                    Notice of Change of Landlord on BKC Leases.
                    ------ -- ------ -- -------- -- --- ------

                  The Borrower will, and will cause each of its Restricted Subsidiaries to give, immediately upon becoming aware thereof, notice to the Agent in writing of any sale, assignment or other transfer by BKC of BKC's ownership interest in any Real Estate leased by the Borrower or any of its Restricted Subsidiaries from BKC.

           Corporate Existence; Maintenance of Properties.
           --------- ---------- ----------- -- ----------

         Each of Holdings and the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries except as permitted under [section]11.5.1 hereof or the dissolution of any Subsidiary of the Borrower whose operation has been discontinued if such dissolution is, in the judgment of the Borrower, desirable in the conduct of its business and does not materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis. Each (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Holdings and the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this [section]10.6 shall prevent Holdings or the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of Holdings or the Borrower, as the case may be, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of Holdings, the Borrower and their Subsidiaries on a consolidated basis.

           Insurance.
           ---------

         The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements and Schedule 9.25.

           Taxes.
           -----

         Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Holdings, the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that Holdings, the Borrower and each Subsidiary of Holdings and the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

           Inspection of Properties and Books, etc.
           ---------- -- ---------- --- ------ ----

                    General.
                    -------

                  Each of Holdings and the Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to (a) visit and inspect any of the properties of Holdings, the Borrower or any of their Subsidiaries, (b) to examine the books of account of the Borrower and their Subsidiaries (and to make copies thereof and extracts therefrom), (c) to discuss the affairs, finances and accounts of Holdings, the Borrower and their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times during normal business hours and at such reasonable intervals as the Agent or any Bank may reasonably request and (d) conduct commercial finance examinations and appraisals of assets, all at such reasonable times during normal business hours and such reasonable intervals as the Agent or any Bank may reasonably request. Each of the Banks agrees that it will treat in confidence the information obtained during any inspection which is designated by the Borrower as confidential and will not, without the consent of the Borrower disclose such information to any third party and, if any representative or agent of any Bank or the Agent shall not be an employee of such Bank or the Agent, as the case may be, or any affiliate of such Bank or the Agent, as the case may be, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspection and, without the prior written consent of the Borrower, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, the Banks and the Agent may disclose information obtained pursuant to this Credit Agreement to other banks or financial institutions who are potential participants or potential assignees or participants in the Loans made or to be made hereunder with the Borrower's consent not to be unreasonably withheld, and where required or requested by governmental or regulatory authorities.

                    Communications with Accountants.
                    -------------- ---- -----------

                  Each of Holdings and the Borrower authorizes the Agent and, if accompanied by the Agent, the Banks to communicate directly with Holdings' and the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of Holdings, the Borrower or any of their Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this [section]10.9.2.






                    Environmental Assessments.
                    ------------- -----------

                  The Agent may, from time to time, in its discretion, obtain one or more environmental assessments or audits of any Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (a) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (b) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells, and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analysis as the Agent deems appropriate. The Agent shall provide the Borrower with written notice prior to beginning any such assessment and shall provide the Borrower with reasonable detail as to the scope of work to be conducted. In addition, the Borrower shall be given the option to conduct such assessments on behalf of the Agent, provided the Borrower commences and completes such assessments within a reasonable time of the request by the Agent for such assessment. Except after the occurrence and during the continuance of an Event of Default pursuant to [section]15.1(a) or
         (b), all such environmental assessments shall be conducted and made at the expense of the Banks.

           Compliance with Laws, Contracts, Licenses, and Permits.
           ---------- ---- ----- ---------- --------- --- -------

         Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws the noncompliance with which would have a material adverse effect on the business, assets or financial condition of Holdings, the Borrower and the Subsidiaries considered as a whole or the ability of Holdings or the Borrower or any of their Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which such Person is a party, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, including, without limitation, all leases and Franchise Agreements, the noncompliance with which could have a material adverse effect on the business, assets or financial condition of Holdings, the Borrower and the Subsidiaries considered as a whole or the ability of Holdings or the Borrower or any of their Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which such Person is a party, and (d) all applicable decrees, orders, and judgments the noncompliance with which could have a material adverse affect on the business, assets or financial condition of Holdings, the Borrower and the Subsidiaries considered as a whole or the ability of Holdings or the Borrower or any of their Subsidiaries to fulfill its obligations under this Credit Agreement or the other Loan Documents to which such Person is a party. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that Holdings, the Borrower or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Person is a party, Holdings or the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Person to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

           Employee Benefit Plans.
           -------- ------- -----

         Each of Holdings and the Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under [section]103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under [section][section]302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under [section][section]4041A, 4202, 4219, 4242, or 4245 of ERISA.

           Use of Proceeds.
           --- -- --------

         The Borrower will use the proceeds of the Loans (a) to finance the AmeriKing Michigan Acquisition, the Permitted Acquisitions, (b) to convert existing Indebtedness to the Banks under the Original Credit Agreement to Loans or Letters of Credit, as the case may be, hereunder and (c) and for general corporate and working capital purposes. The Borrower will obtain Letters of Credit solely for general corporate and working capital purposes.

           Fair Labor Standards Act.
           ---- ----- --------- ---

         Each of Holdings and the Borrower will, and each of their Subsidiaries shall at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended. None of the inventory of Holdings, the Borrower or any of their Subsidiaries are or will be produced by employees of (a) Holdings, the Borrower or any of their Subsidiaries or (b) to the best knowledge of Holdings, the Borrower and each of their Subsidiaries, by employees of suppliers, who are, in each case, employed in violation of the minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. [section][section]206 and 207) or any regulations promulgated thereunder, in each case, as in effect from time to time.

           Further Assurances.
           ------- ----------

         Each of Holdings and the Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

           Interest Rate Protection.
           -------- ---- ----------

         The Borrower will, not later than _________, purchase an interest rate cap or swap or effect other interest rate protection arrangements for a minimum period of ____ years applicable to not less than _______ percent (___%) of the _________ Loan, on terms and conditions satisfactory to the Agent.

           Mortgaged Property.
           --------- --------

         If, after the Closing Date, the Borrower or any of its Restricted Subsidiaries acquires in any one transaction or a series of related transactions real estate with either a fair market value or acquisition price of more than [$500,000], the Borrower or such Restricted Subsidiary, as the case may be, shall forthwith deliver to the Agent, if the Agent so requests, a fully executed mortgage or deed of trust over such real estate (which shall exclude fixtures, furniture and equipment), in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurance with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate consistent with the Mortgages and related documents delivered hereunder. In addition, if, after the Closing Date, the Borrower or any of its Restricted Subsidiaries leases any real estate and, immediately after giving effect to such lease, a single landlord and/or its affiliates other than BKC owns twenty
(20) or more pieces of real property leased to the Borrower or any of the Restricted Subsidiaries, the Borrower or such Restricted Subsidiary, as the case may be, shall use commercially reasonable efforts to obtain and deliver to the Agent, if the Agent so requests, a fully executed leasehold mortgage or leasehold deed of trust over all such real estate (which shall exclude fixtures, furniture and equipment) owned by such landlord and/or its affiliates, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurance with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate consistent with the Mortgages and related documents delivered hereunder. The Borrower further agrees that, following the taking of any such actions with respect to such real estate, the Agent shall have for the benefit of the Banks and the Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

           Class of Stock.
           ----- -- -----

         Each of the Borrower and its Subsidiaries shall at all times have a voting class of capital stock and a non-voting class of capital stock, provided that not less than ninety-five percent (95%) of the value of the Borrower or such Subsidiary, as the case may be, shall be represented by the non-voting class of capital stock.

           Reclassification of Subsidiary.
           ---------------- -- ----------

         In the event the Borrower consummates the sale of certain of its restaurants to Bruce Taylor or his designee pursuant to [section]11.5.2(f) and any of the proceeds thereof are used to repay the BKC Note and, within ninety
(90) days of such sale the capital represented by the repaid amount of the BKC Note has not been completely replaced with other financing and the proceeds of such other financing have not been distributed to the Borrower by AmeriKing Tennessee, AmeriKing Tennessee shall become a Restricted Subsidiary and shall immediately execute and deliver to the Agent a guaranty and security agreement in form and substance satisfactory to the Agent.

           Application of Proceeds of Distribution.
           ----------- -- -------- -- ------------

         In the event the Borrower receives a dividend from AmeriKing Tennessee pursuant to [section]10.18 hereof, the amount of such dividend received by the Borrower shall be applied as set forth in either
[section]11.5.2(B) or (C).

                  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.
                  ------- -------- --------- -- --- --------

         Each of Holdings and the Borrower covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligations to issue, extend or renew any Letters of Credit:

           Restrictions on Indebtedness.
           ------------ -- ------------

         Each of Holdings and the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                  (a) Indebtedness to the Banks and the Agent arising under any of the Loan Documents;

                  (b) current liabilities of Holdings, the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                  (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of [section]10.8;

                  (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder and Holdings, the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                  (f) Indebtedness consisting of (i) unsecured Indebtedness of the Borrower and the Restricted Subsidiaries not otherwise permitted hereunder, (ii) obligations of the Borrower and the Restricted Subsidiaries under Capitalized Leases, and (iii) purchase money Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Restricted Subsidiary in an amount not to exceed $__________ in the aggregate, provided that the Borrower or such Restricted Subsidiary shall not be permitted to finance more than ______ percent (___%) of the purchase price of the property acquired, and further provided, that the aggregate principal amount of all such Indebtedness permitted under this clause (f) shall not exceed $__________ outstanding at any one time;

                  (g) Indebtedness existing on the date hereof and listed and described on Schedule 11.1 hereto;

                  (h) Indebtedness in respect of interest rate protection arrangements so long as such arrangements are purchased from or issued by any of the Banks;

                  (i) Indebtedness in respect of performance, surety, statutory, appeal or similar bonds obtained in the ordinary course of business;

                  (j) Indebtedness to BKC arising under the Franchise Agreements or the Leases (including, but not limited to, (i) any guaranty by Holdings of the Borrower's obligations to BKC under the Franchise Agreements or the Leases or (ii) any guaranty by the Borrower or a Restricted Subsidiary of another Restricted Subsidiary's obligations to BKC under the Franchise Agreements or the Leases);

                  (k) contingent obligations to Jaro Enterprises, Inc. consisting of earn-out payments relating to the sale of one restaurant to the Borrower by Jaro Enterprises, Inc.;

                  (l) Indebtedness to TJC Management Corp. and Holdings arising under the Management Agreement and Tax Sharing Agreement;

                  (m) Indebtedness consisting of obligations of the Borrower or any of its Subsidiaries under any operating lease or real estate lease other than guarantees by Holdings, the Borrower or any Restricted Subsidiary of the obligations under any operating lease or real estate lease of an Unrestricted Subsidiary; and

                  (n)  Indebtedness of any Unrestricted Subsidiary.

Notwithstanding anything to the contrary contained in this [section]11.1, in no event shall Holdings, the Borrower or its Restricted Subsidiaries, after the Closing Date, incur Indebtedness under [section]11.1(f) if an Event of Default exists or would exist after giving effect to the incurrence of such additional Indebtedness.

           Restrictions on Liens.
           ------------ -- -----

         Each of Holdings and the Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that Holdings, the Borrower and any Subsidiary of Holdings or the Borrower may create or incur or suffer to be created or incurred or to exist:

                  (i) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                  (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                  (iii) liens on properties other than the Mortgaged Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by [section]11.1(d);

                  (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                  (v) encumbrances on Real Estate other than the Mortgaged Properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which Holdings, the Borrower or a Subsidiary of Holdings or the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of Holdings, the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of Holdings, the Borrower and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of Holdings, the Borrower and their Subsidiaries on a consolidated basis;

                  (vi)  liens existing on the date hereof and listed on
         Schedule 11.2 hereto;

                  (vii) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by [section]11.1(f), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                  (viii) liens in favor of the Agent for the benefit of the Banks and the Agent under the Loan Documents;

                  (ix) liens in favor of BKC to the extent provided in the Franchise Agreements and Leases;

                  (x) encumbrances or restrictions on the restaurant identified as BKC Restaurant #209, to the extent provided in the Aaseby Sale Agreement; and

                  (xi)  liens on assets of the Unrestricted Subsidiaries.

           Restrictions on Investments.
           ------------ -- -----------

         Neither Holdings nor the Borrower will, and neither will permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                  (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by Holdings or the Borrower;

                  (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $500,000,000;

                  (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                  (d) Repurchase agreements secured by any one or more of the foregoing;

                  (e) Investments existing on the date hereof and listed on
         Schedule 11.3 hereto and in amounts not to exceed the amounts listed on Schedule 11.3 hereto;

                  (f) Investments consisting of the Guaranty or Investments by the Borrower in Subsidiaries of the Borrower existing on July __, 1996;

                  (g) Investments by Holdings in Subsidiaries of Holdings formed or acquired after September 1, 1994 other than Unrestricted Subsidiaries, provided (i) such Subsidiary has become a party to the Credit Agreement as a Borrower and has complied with [section]11.5.1,
         (ii) such Investments do not exceed, in the aggregate, $_________ outstanding at any one time and (iii) the Agent has approved such Investments;

                  (h) Investments by the Borrower in any of its Restricted Subsidiaries, provided, such Restricted Subsidiary has executed and delivered to the Agent for the benefit of the Agent and the Banks a guaranty and security agreement and such Investments do not exceed, in the aggregate, $_________ outstanding at any one time;

                  (i) Investments by the Borrower in any of its Unrestricted Subsidiaries, provided, such Investments in such Unrestricted Subsidiaries do not exceed, in the aggregate, $_________ outstanding at any one time;

                  (j) Investments by the Borrower in Jaro Enterprises, Inc. and/or its affiliates pursuant to the terms of the Jaro Loan Agreement;

                  (k) Investments by the Borrower or any of its Subsidiaries made in connection with any Indebtedness permitted under [section]11.1(l) hereof;

                  (l) Investments by the Borrower consisting of Distributions permitted by [section]11.4;

                  (m) Investments by the Borrower in AmeriKing Tennessee, provided (i) the aggregate amount of such Investment is not more than the aggregate amount outstanding under the BKC Note at the time of such Investment, (ii) such Investment is made simultaneously with a permitted disposition to Bruce Taylor pursuant to [section]11.5.2 and
         (iii) the proceeds of such Investment shall be used solely to repay the BKC Note; and

                  (n) Investment by Unrestricted Subsidiaries in Persons other than Holdings, the Borrower or any Restricted Subsidiary.

           Distributions.
           -------------


         Holdings will not make any Distributions, and the Borrower and its Subsidiaries will not make any Restricted Payments, other than dividends or payments:

                  (a) by the Borrower to Holdings required under the Tax Sharing Agreement to permit Holdings to pay income, franchise and other taxes and governmental levies owed or payable by Holdings, provided such dividends or payments shall not be made earlier than fifteen (15) days prior to the date such payments are due and payable pursuant to the Tax Sharing Agreement;

                  (b) by the Borrower to Holdings to permit Holdings to pay director fees (not to exceed [$75,000] in the aggregate in any calendar year);

                  (c) so long as no Default or Event of Default exists and is continuing at the time of such payment or would result therefrom, payments by the Borrower to Holdings to permit Holdings to (i) fund indemnity payments required by Holdings' certificate of incorporation or by-laws or director indemnity agreements existing on the date hereof, (ii) pay filing, registration and reporting fees and expenses, and fees and expenses associated with state qualifications and other state, federal or regulatory compliance matters, (iii) comply with expense reimbursement and indemnity provisions under the Management Agreement, and (iv) comply with expense reimbursement provisions under the Capitalization Documents, but only to the extent no Default or Event of Default exists and is continuing at the time of such payment or result therefrom, provided, such dividends or payments permitted by this 11.4(c)(i) - (iv) shall not be made earlier than fifteen (15) days prior to the date such payments are due and payable from Holdings;

                  (d) by the Borrower to:

                           (i) TJC Management Corporation and/or Holdings
                  consisting of quarterly management fee payments in an aggregate annual amount of not more than $300,000 per fiscal year, which are due and payable in such fiscal year pursuant to the Management Agreement or the Intercompany Management Agreement and indemnity payments required to be made under the Management Agreement, provided such dividends or payments shall not be made earlier than fifteen (15) days prior to the date such payments are due and payable pursuant to the terms of the Management Agreement or the Intercompany Management Agreement, as the case may be; and

                           (ii) TJC Management Corporation and/or its designee
                  on or after the Closing Date an investment banking fee of not more than $_________ in the aggregate and ______________ and/or its designee on or after the Closing Date a broker's fee of not more than $_________ in the aggregate; and

                  (e)  by any Subsidiary of the Borrower to the Borrower.







           Merger, Consolidation and Disposition of Assets.
           ------- ------------- --- ----------- -- ------

                    Mergers and Acquisitions.
                    ------- --- ------------

                  Neither Holdings nor the Borrower will, and neither will permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (a) the merger or consolidation of one or more of the Subsidiaries of Holdings (other than the Borrower) or the Borrower with and into its parent provided that the survivor of such merger may not be an Unrestricted Subsidiary, (b) the merger or consolidation of two or more Subsidiaries of Holdings (other than the Borrower) or the Borrower, provided that the survivor of such merger may not be an Unrestricted Subsidiary unless the merger involves only Unrestricted Subsidiaries, (c) the AmeriKing Michigan Acquisition and (d) other acquisitions of the assets and businesses of BKC Restaurants, or the development of such restaurants or other quick service restaurants (the "Permitted Acquisitions") where (i) no Default or Event of Default has occurred or is continuing or would exist after giving effect thereto; (ii) the Borrower has provided the Agent with prior written notice of such acquisition or development; (iii) the Borrower or the Restricted Subsidiary, as the case may be, has taken all necessary actions to grant to the Agent a first priority perfected lien in such assets other than those assets which are not permitted to be encumbered by any Franchise Agreement or lease affecting such restaurant or which secure purchase money Indebtedness permitted pursuant to [section]11.1(f), and, in the case of an Unrestricted Subsidiary, such Unrestricted Subsidiary has taken all necessary action to grant to the Agent a perfected lien on the non-voting capital stock of its Subsidiaries pursuant to the requirements of [section]8.1 hereof; (iv) the Borrower and its Subsidiaries do not acquire or develop in any fiscal year that number of restaurants which would exceed [twenty percent (20%)] of the number of restaurants owned by the Borrower and its Subsidiaries at the end of the immediately preceding fiscal year; provided, however, for the period from the Closing Date through the next fiscal year, those restaurants owned by AmeriKing Virginia and AmeriKing Cincinnati shall be deemed to have been owned in the immediately preceding fiscal year; (v) the Borrower has demonstrated to the Agent based on a pro forma Compliance Certificate covenant compliance with [section]12 on a Pro Forma Basis immediately prior to and after giving effect to such acquisition or development;
         (vi) any acquisition-related Indebtedness would not violate the restrictions on Indebtedness set forth in [section]11.1; (vii) immediately after giving effect to such acquisition or development, the Total Commitment exceeds the sum of (1) the aggregate outstanding Revolving Credit Loans plus (2) the Maximum Drawing Amount plus (3) all Unpaid Reimbursement Obligations by at least $_________; (viii) immediately after giving effect to such acquisition and/or development, the total number of non-BKC Restaurants does not exceed, in the aggregate, ten (10) restaurants and the total number of Dual-Use Establishments does not exceed ten percent (10%) of the number of restaurants owned by the Borrower and its Subsidiaries at the end of the immediately preceding fiscal year; (ix) the aggregate cash purchase price for such acquisition is not in excess of six (6) times the Restaurant Cash Flow of the business to be acquired for the twelve (12) months immediately prior to such acquisition; (x) the Borrower has demonstrated to the Agent that immediately after giving effect to the proposed acquisition the Leverage Ratio does not exceed 3.50:1.00; and (xi) the Borrower has demonstrated to the Agent that the aggregate revenues of the business to be acquired does not exceed twenty percent (20%) of the Borrower's revenues prior to the proposed acquisition, determined on a Pro Forma Basis.

                  In the event any new Restricted Subsidiary is formed as a result of or in connection with any acquisition or development, the Loan Documents shall be amended and/or supplemented as necessary to make the terms and conditions of the Loan Documents applicable to such Restricted Subsidiary. In the case of Holdings forming such Subsidiary or the Borrower forming such Restricted Subsidiary, such Subsidiary shall become a guarantor hereunder.

                    Disposition of Assets.
                    ----------- -- ------

                  Neither Holdings nor the Borrower will, and neither will permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the sale of inventory in the ordinary course of business, consistent with past practices, (b) the disposition of obsolete assets which are no longer used or useful in current or planned business operations of such Person, (c) the disposition of assets in the ordinary course of business, consistent with past practices, (d) the assignment of the Borrower's Option, so long as at the time such assignee exercises the Option, the Borrower and such assignee enter into a lease with terms no less favorable to the Borrower than the terms of the lease being replaced as a result of the exercise of the Option, (e) so long as no Default or Event of Default has occurred or is continuing, the sale of the restaurant identified as BKC Restaurant #209 to Joel Aaseby, provided such sale is on terms and conditions substantially as set forth in the Aaseby Sale Agreement and (f) so long as no Default or Event of Default has occurred or is continuing or would result therefrom, the sale to BKC or its minority designee of not more than twenty (20) of the restaurants acquired by the Borrower in the Initial Acquisition (as such term is defined in the Original Credit Agreement) and the Acquisition (as defined in the Original Credit Agreement), provided (i) the cash consideration for each restaurant sold is at least equal to 4.75 times Restaurant Cash Flow for such restaurant, (ii) all cash proceeds of each such sale is applied to either (A) repay existing Indebtedness to BKC owing under the BKC
         Note in an amount not to exceed $6,920,700 in the aggregate in the event such sale is to Bruce Taylor or his designee; (B) the purchase within ninety (90) days of such sale of a replacement restaurant from BKC for a purchase price of not more than 4.75 times the Restaurant Cash Flow of the restaurant purchased or (C) pro rata to the repayment of the Term Loan with such payments then applied against the scheduled installments of principal due on the respective Term Loan in the inverse order of maturity; and (iii) such sales are on terms and conditions satisfactory to the Agent.

           Sale and Leaseback.
           ---- --- ---------

         Other than the FFCA Transaction and the ProSource Transaction, neither Holdings nor the Borrower will, and neither will permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby Holdings, the Borrower or any Subsidiary of Holdings or the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that Holdings or the Borrower or any Subsidiary of Holdings or the Borrower intends to use for substantially the same purpose as the property being sold or transferred, provided, however, that Holdings, the Borrower or any of their Subsidiaries may enter into such sale-leaseback transactions to the extent that the Indebtedness incurred in connection with such transactions is permitted under [section]11.1(g) hereof.







           Compliance with Environmental Laws.
           ---------- ---- ------------- ----

         Except as set forth on Schedule 11.7 hereto, neither Holdings nor the Borrower will, and neither will permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of Holdings, the Borrower or their Subsidiaries taken as a whole, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of Holdings, the Borrower or their Subsidiaries taken as a whole, (c) generate any Hazardous Substances on any of the Real Estate in violation of any Environmental Law the noncompliance with which would have a material adverse effect on the business, assets or financial condition of Holdings, the Borrower or their Subsidiaries taken as a whole, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or
(e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law in each case if such violation would have a material adverse effect on the business, assets or financial condition of Holdings, the Borrower and its Subsidiaries, taken as a whole.

           Stockholders' Agreement.
           ------------- ---------

         From and after the Closing Date neither Holdings nor the Borrower will, and neither will permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of the Stockholders Agreement if such amendment, supplement or modification could reasonably be expected to adversely affect the Agent's or the Banks' rights or impact the Borrower's or Holdings' abilities to fulfill their obligations under the Loan Documents.

           Employee Benefit Plans.
           -------- ------- -----

         Neither Holdings, the Borrower nor any ERISA Affiliate will

                  (a) engage in any "prohibited transaction" within the meaning of [section]406 of ERISA or [section]4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                  (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in [section]302 of ERISA, whether or not such deficiency is or may be waived; or

                  (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to [section]302(f) or [section]4068 of ERISA; or

                  (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of [section]4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in [section]8.16.3.

           Change in Terms of Capital Stock.
           ------ -- ----- -- ------- -----

         The Borrower will not, and will not permit any of its Restricted Subsidiaries to effect or permit any change in or amendment to any document or instrument pertaining to the terms of such Person's capital stock without the written consent of the Banks unless such change or amendment is of an immaterial or ministerial nature that would not have any adverse effect on the Agent's or the Banks' rights under the Loan Documents or the Borrower's or Holdings' obligations under the Loan Documents.

           Fiscal Year.
           ------ ----

         Neither Holdings nor the Borrower nor any Subsidiaries will change the date of the end of their respective fiscal years from that set forth in [section]9.21 hereof.

           Business Activities.
           -------- ----------

         Holdings will not engage in any business activity, except its consummation of the AmeriKing Michigan Acquisition, activities in connection with Investments permitted by [section]11.3(g), its ownership of the Borrower and its performance from time to time of its obligations under this Credit Agreement, the other Loan Documents, the Stock Purchase Agreement, the Capitalization Documents and each other agreement, instrument or document contemplated hereby, whether or not executed on or before the Closing Date.

           Modification of Documents.
           ------------ -- ---------

         Neither Holdings nor the Borrower will consent to or agree to any amendment, supplement or other modification to the Tax Sharing Agreement, the Management Agreement, the Management Subscription Agreement or the Intercompany Management Agreement which affects, in a manner adverse to Holdings or the Borrower, the amount or timing of payments required to be made by the Borrower or Holdings thereunder, or if such amendment, supplement or modification could reasonably be expected to adversely affect the Agent's or the Banks' rights or interests or adversely affect the Borrower's or Holdings' abilities to fulfill their obligations under the Loan Documents.

           Negative Pledges.
           -------- -------

         Neither Holdings, the Borrower nor any of their Subsidiaries other than the Unrestricted Subsidiaries will enter into any agreement (excluding this Credit Agreement and the Loan Documents) prohibiting the creation or assumption of any lien upon its properties, revenues or assets or those of any of its Subsidiaries, whether now owned or hereafter acquired other than agreements with Persons prohibiting any such lien on assets in which such Person has a prior security interest which is permitted by [section]11.2.

           Transactions with Affiliates.
           ------------ ---- ----------

         Neither Holdings nor the Borrower will, nor will they permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist (a) any arrangement or contract with any of its other Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by Holdings, the Borrower or any of their Subsidiaries to any Affiliate unless such arrangement is fair and equitable to Holdings, the Borrower or such Subsidiary; or (b) any other transaction, arrangement, contract with any of their other Affiliates which would not be entered into by a prudent Person in the position of Holdings, the Borrower or such Subsidiary with, or which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates, provided, however, nothing contained in this [section]11.15 shall prohibit Holdings or the Borrower from making or receiving payments otherwise permitted by [section]11.4 hereof.

           Upstream Limitations.
           -------- -----------

         The Borrower will not, nor will the Borrower permit any of its Restricted Subsidiaries to enter into any agreement, contract or arrangement (other than the Credit Agreement and the other Loan Documents) restricting the ability of any Restricted Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrower or to any Subsidiary of such Restricted Subsidiary.

           Inconsistent Agreements.
           ------------ ----------

         Neither Holdings nor the Borrower will, nor will they permit any of their Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by Holdings, the Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

           Capital Expenditures.
           ------- ------------

         The Borrower will not make, or permit any Subsidiary to make, Capital Expenditures in any fiscal period set forth on the table below that exceed, in the aggregate the amount set forth opposite such fiscal period in such table:


===========================================================================
         Fiscal Period Ending                           Amount
         ------ ------ ------                           ------
- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- ---------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
  FINANCIAL COVENANTS OF THE BORROWER.
  --------- --------- -- --- --------

                        The Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letters of Credit:

                                                 Debt Service Coverage Ratio.
                                                 ---- ------- -------- -----

                   The Borrower will not, as of the end of any fiscal quarter ending during any period described in the table set forth below, permit the Debt Service Coverage Ratio for the Reference Period ending on such date to be less than the ratio set forth opposite such period in such table:


=============================================================================

          Fiscal Quarter Ending                            Ratio
          ------ ------- ------                            -----
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
   Interest Coverage Ratio.
   -------- -------- -----

                           The Borrower will not, as of the end of any fiscal
quarter ending during any period described in the table set forth below, permit the Interest Coverage Ratio for the Reference Period ending on such date to be less than the ratio set forth opposite such period in such table:


=============================================================================

          Fiscal Quarter Ending                            Ratio
          ------ ------- ------                            -----
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
  Leverage Ratio.
  -------- -----

                                 The Borrower will not, at any time during any
period described in the table set forth below, permit the Leverage Ratio to exceed the ratio set forth opposite such period in such table:


=============================================================================

          Fiscal Quarter Ending                            Ratio
          ------ ------- ------                            -----
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
  CLOSING CONDITIONS.
  ------- ----------

                              The obligations of the Banks to make the initial
Revolving Credit Loans and the Term Loan and of the Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to July __, 1996:

                                                          Loan Documents etc.
                                                          ---- --------- ---
                    Loan Documents.
                    ---- ---------

                  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                    Acquisition and Capitalization Documents.
                    ----------- --- -------------- ---------

                  Each of the AmeriKing Michigan Acquisition Documents, the Capitalization Documents not previously executed and delivered pursuant to the Original Credit Agreement, and any amendments thereto shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. The Agent shall have received a fully executed copy of each such document.

           Certified Copies of Charter Documents.
           --------- ------ -- ------- ---------

         Each of the Banks shall have received from Holdings, the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

           Corporate Action.
           --------- ------

         All corporate action necessary for the valid execution, delivery and performance by Holdings, the Borrower and its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

           Incumbency Certificate.
           ---------- -----------

         Each of the Banks shall have received from Holdings, the Borrower and its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of Holdings, the Borrower and its Subsidiaries, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of Holdings, the Borrower and its Subsidiaries, each of the Loan Documents to which the Borrower and its Subsidiaries is or is to become a party; (b) in the case of the Borrower, to make Loan Requests, Advance Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

           Validity of Liens.
           -------- -- -----

         The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

           Perfection Certificates and UCC Search Results.
           ---------- ------------ --- --- ------ -------

         The Agent shall have received from each of Holdings, the Borrower and its Subsidiaries other than the Unrestricted Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

           Certificates of Insurance.
           ------------ -- ---------

         The Agent shall have received a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Documents.

           Solvency Certificate.
           -------- -----------

         Each of the Banks shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of Holdings, the Borrower and their Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Banks.

           Opinion of Counsel.
           ------- -- -------

         Each of the Banks and the Agent shall have received a favorable legal opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, from Mayer, Brown & Platt, special counsel to Holdings and the Borrower and Freeborn & Peters, special counsel to AmeriKing Michigan.

           Payment of Fees and other Arrangements.
           ------- -- ---- --- ----- ------------

         The Borrower shall have paid to the Banks or the Agent, as appropriate, the closing fee, the amendment fee and the Agent's Fee and complied with all other arrangements set forth in the Fee Letter between the Agent and the Borrower.

           Disbursement Instructions.
           ------------ ------------

         The Agent shall have received disbursement instructions from the Borrower with respect to the proceeds of the Term Loan and the initial Revolving Credit Loan.

           Satisfaction of Conditions of AmeriKing Michigan Acquisition
Documents.

         The Agent shall have received evidence that all of the closing conditions in the AmeriKing Michigan Acquisition Documents have been satisfied or waived in writing by the appropriate parties.

           Completion of AmeriKing Michigan Acquisition, etc.
           ---------- -- --------- -------- ------------ ----

         The AmeriKing Michigan Acquisition shall have been completed pursuant to the AmeriKing Michigan Acquisition Documents and otherwise on terms and conditions that are satisfactory to the Agent in all respects.

           Completion of Successful Financial Inquiry.
           ---------- -- ---------- --------- -------

         The Agent and the Bank, shall be satisfied that all information provided to the Agent prior to the Closing Date accurately sets forth the cash flow for such period attributable to the assets and business to be acquired in the AmeriKing Michigan Acquisition.

           Taxes.
           -----

         The Agent shall have received evidence of payment of real estate taxes and municipal charges on all Real Estate due on or before the Closing Date.

           Title Insurance.
           ----- ---------

         The Agent shall have received a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Agent, insuring the interest of the Agent and each of the Banks as mortgagee under the Mortgages.

           Landlord Consents.
           -------- --------

         The Borrower and its Subsidiaries shall have delivered to the Agent all consents which are required for the Agent to receive, as part of the Security Documents, a leasehold mortgage on each of the Mortgaged Properties existing on the Closing Date and estoppel certificates on each of the Mortgaged Properties as the Agent may reasonably request.

           Hazardous Waste Assessments.
           --------- ----- -----------

         The Agent shall have received hazardous waste site assessments from environmental engineers and in form and substance reasonably satisfactory to the Agent, covering all Mortgaged Properties in which the Mortgage is dated as of the Closing Date and all other real property in respect of which the Borrower or any of its Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

           Consents and Approvals.
           -------- --- ---------

         The Agent shall have received evidence that all consents and approvals necessary to complete the Acquisitions and the transactions contemplated hereby, including but not limited to all consents and approvals contemplated by the AmeriKing Michigan Acquisition Documents, have been obtained.

           Completion of IPO.
           ---------- -- ---

         The Agent shall have received evidence satisfactory to the Agent that
(a) Holdings has completed an initial public offering of its common stock in accordance with the registration statement on Form S-1 substantially in the form filed by Holdings with the Securities and Exchange Commission on June ___, 1996; (b) Holdings has received net cash proceeds from such initial public offering in an aggregate amount of not less than $85,000,000; and (c) Holdings has applied the proceeds received from such initial public offering in the manner set forth in the use of proceeds section of such registration statement, including to (i) repay all existing Indebtedness of Holdings existing on the Closing Date and redeem all of its Preferred Stock issued and outstanding on such date and (ii) make a capital contribution to the Borrower in an amount equal to the net cash proceeds received by Holdings from such offering less the amount used to repay existing Indebtedness and redeem its Preferred Stock as set forth in subparagraph (c)(ii) hereof.

           Repayment of PMI Debt.
           --------- -- --- ----

         The Agent shall have received evidence satisfactory to the Agent that the Borrower has repaid in full all Indebtedness of the Borrower owing to PMI Mezzanine Fund, L.P. arising pursuant to the Note Purchase Agreement dated as of February 7, 1996 among the Borrower, Holdings and PMI Mezzanine Fund, L.P.

           Allocation Adjustments.
           ---------- -----------

         The Agent shall have received evidence that the parties hereto have agreed to any necessary adjustments regarding interest and fees owing to any of the Banks under the Original Credit Agreement resulting from the reallocation of the Commitments under this Credit Agreement.

                         CONDITIONS TO ALL BORROWINGS.
                         ---------- -- --- ----------

         The obligations of the Banks to make any Loan, including the Revolving Credit Loan and the Term Loan, and of the Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

           Representations True; No Event of Default.
           --------------- ----- -- ----- -- -------

         Each of the representations and warranties of any of Holdings, the Borrower and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

           No Legal Impediment.
           -- ----- ----------

         No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Agent would make it illegal for the Agent to issue, extend or renew such Letter of Credit.

           Governmental Regulation.
           ------------ ----------

         Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

           Proceedings and Documents.
           ----------- --- ---------

         All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Banks and to the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

           Conditions to Advances of Acquisition Loan.
           ---------- -- -------- -- ----------- ----

                    Due Diligence Inquiry.
                    --- --------- -------

                  The Agent and each Bank shall be satisfied with the results of any due diligence conducted by the Borrower, the Agent or any Bank in connection with the relevant Permitted Financed Acquisition.

                    Acquisition Documents.
                    ----------- ---------

                  The Agent and the Banks shall have received copies of all documents to be entered into in connection with each such Permitted Financed Acquisition, and shall be satisfied with the terms thereof.

                    Pro Forma Compliance.
                    --- ----- ----------

                  The Agent and each Bank shall have received a Compliance Certificate from the Borrower showing pro forma compliance with the covenants set forth in [section]12 both prior to and after giving effect to each Permitted Financed Acquisition.

                    Use of Proceeds.
                    --- -- --------

                  The Agent shall have received evidence that the Borrower has used the proceeds of each Advance requested solely to finance the cash portion of the purchase price of each Permitted Financed Acquisition for which such Advance is being requested.

                     EVENTS OF DEFAULT; ACCELERATION; ETC.
                     ------ -- -------- ------------- ---

           Events of Default and Acceleration.
           ------ -- ------- --- ------------

         If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any (i) interest on the Loans, (ii) the commitment fee, (iii) any Letter of Credit Fee, (iv) the Agent's fee, or (v) other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment and such failure shall continue for five (5) days;

                  (c) the Borrower or Holdings shall fail to comply with any of its covenants contained in the first sentence of [section][section]10.6, [section]10.9, 10.12, 10.13, 11.1 through
         11.6, 11.8, 11.10, 11.11 or [section]12;

                  (d) Holdings, the Borrower or any of their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this [section]15.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Agent;

                  (e) any representation or warranty of Holdings, the Borrower or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                  (f) Holdings, the Borrower or any of their Subsidiaries other than the Unrestricted Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $___________, or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases in an aggregate amount in excess of $_________ for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any Indebtedness of any of the Unrestricted Subsidiaries shall be accelerated by the holders thereof;

                  (g) Holdings, the Borrower or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Person or of any substantial part of the assets of such Person or shall commence any case or other proceeding relating to such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein;

                  (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Holdings, the Borrower or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted and such case or proceeding remains undismissed for sixty (60) days;

                  (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against Holdings, the Borrower or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against such Persons exceeds in the aggregate $_____;

                  (j) all or any part of any Preferred Stock of Holdings, the Borrower or any of their respective Subsidiaries shall be prepaid, redeemed or repurchased in whole or in part;

                  (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in substantially all of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of Holdings, the Borrower or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                  (l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $__________ and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                  (m) Holdings, the Borrower or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                  (n) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

                  (o) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Holdings, the Borrower or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of Holdings, the Borrower and their Subsidiaries taken as a whole;

                  (p) Holdings shall at any time, legally or beneficially own less than 100% of the outstanding capital stock of the Borrower, or the Borrower shall at any time, legally or beneficially own less than 100% of the outstanding capital stock of any of its Restricted Subsidiaries and 80% of the outstanding capital stock of any of its Unrestricted Subsidiaries;

                  (q) TJC and its Affiliates shall at any time have less than a majority of the directors on the board of directors of each of Holdings and the Borrower;

                  (r) The Jordan Affiliates and MCIT PLC shall at any time, legally or beneficially own less than twenty-four percent (24%) of the outstanding common stock of Holdings;

                  (s) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than the Jordan Affiliates and MCIT PLC, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of ____ percent (___%) or more of the outstanding shares of the common stock of Holdings;

                  (t) Leases on or Franchise Agreements with respect to restaurants representing more then fifteen percent (15%) of Restaurant Cash Flow shall have been terminated or expired without renewal (determined in the aggregate over the term of this Credit Agreement), or at the time of any Lease or Franchise Agreement termination or expiration the Borrower fails to demonstrate pro forma compliance with [section]12 hereof for a period of twelve (12) months, after eliminating the results of all such terminated restaurants;

                  (u) The Unrestricted Subsidiaries shall at any time have aggregate revenues of greater than twenty percent 20% of the consolidated revenues of the Borrower at such time;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in [section][section]15.1(g) or 15.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

           Termination of Commitments.
           ----------- -- -----------

         If any one or more of the Events of Default specified in [section]15.1(g) or [section]15.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrower and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve Holdings, the Borrower or any of their Subsidiaries of any of the Obligations.

           Remedies.
           --------

         In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to [section]15.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

           Distribution of Collateral Proceeds.
           ------------ -- ---------- --------

         In the event that following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) first, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) second, to all other Obligations on a pro rata basis among the Loans, and applied to interest, principal, fees and expenses on such Loans in such order of preference as the Majority Banks may determine; provided, however, that (i) distributions in respect of such Obligations shall be made pari passu among Obligations with respect to the Agent's Fee payable pursuant to [section]7.2 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                  (c) third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to [section]9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                  (d) fourth, the excess, if any, of proceeds from the sale of stock pledged pursuant to the Stock Pledge Agreement shall be turned over to the Mezzanine Agent (as defined in the Subordinated Pledge Agreement); and

                  (e) fifth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                    SETOFF.
                                    ------

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.






                                  THE AGENT.
                                  --- -----

           Authorization.
           -------------

         The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Credit Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

           Employees and Agents.
           --------- --- ------

         The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

           No Liability.
           -- ---------

         Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

           No Representations.
           -- ---------------

         The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of Holdings, the Borrower or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of Holdings, the Borrower or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of Holdings, the Borrower or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

  Payments.
  --------

                    Payments to Agent.
                    -------- -- -----

                  A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                    Distribution by Agent.
                    ------------ -- -----

                  If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                    Delinquent Banks.
                    ---------- -----

                  Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of [section]16 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

           Holders of Notes.
           ------- -- -----

         The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

           Indemnity.
           ---------

         The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by [section]18), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

           Agent as Bank.
           ----- -- ----

         In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

           Resignation.
           -----------

         The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

           Notification of Defaults and Events of Default.
           ------------ -- -------- --- ------ -- -------

         Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this [section]17.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

           Duties in the Case of Enforcement.
           ------ -- --- ---- -- -----------

         In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (i) so requested by the Majority Banks and (ii) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks hereby agreeing to indemnify and hold the Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

           Removal of Agent.
           ------- -- -----

         All Banks other than the Agent may remove the Agent from its capacity as Agent at any time by giving sixty (60) days prior written notice thereof to the Agent (the "Former Agent"), the Banks and the Borrower. Upon any such removal, the Banks holding at least eighty percent (80%) of the outstanding principal amount of the Notes on such date, and if no such principal is outstanding, the Banks whose aggregate Commitments constitute at least eighty percent (80%) of the Total Commitment (the "Voting Banks") on such date shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Voting Banks and shall have accepted such appointment within thirty (30) days after the Majority Banks vote to remove the Former Agent, then any Bank shall have the right to petition a court of competent jurisdiction for the appointment of a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Former Agent, and the Former Agent shall be discharged from its duties and obligations hereunder. After any Former Agent's removal, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                   EXPENSES.
                                   --------

         Whether or not the transactions contemplated hereby shall be consummated, and subject to [section]10.9.3 hereof, the Borrower promises to pay (a) the reasonable costs of (i) producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein and (ii) any taxes (including any interest and penalties in respect thereto), filing fees or recording fees or taxes payable by any Bank (other than taxes based upon the Bank's net income) on or with respect to the transactions contemplated by this Credit Agreement or the other Loan Documents (the Borrower hereby agreeing to indemnify each Bank with respect thereto), (b) the documented fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation of this Credit Agreement, the other Loan Documents and other instruments mentioned herein, each closing hereunder, amendments, modifications, approvals, consents or waivers hereto or hereunder and the syndication and the termination hereof, (c) all reasonable fees, expenses and disbursements incurred by FNBB in connection with the syndication of its Commitment hereunder, provided that the Borrower shall not bear the costs of syndication hereunder which are in excess of $5,000; and (d) all out-of-pocket expenses (including reasonable attorneys' fees and costs), incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any this Credit Agreement, the Notes and the other Loan Documents against Holdings, the Borrower or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) in connection with any litigation, proceeding or dispute whether arising hereunder or under the other Loan Document or arising out of the transactions contemplated hereby or thereby. The covenants of this [section]18 shall survive payment or satisfaction of all other Obligations.

                               INDEMNIFICATION.
                               ---------------

         The Borrower further agrees to indemnify and hold harmless the Agent and the Banks as well as each such Person's shareholders, directors, agents, officers, Subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, each Bank and the Agent shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this [section]18 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this [section]19 shall survive payment or satisfaction in full of all other Obligations.

                          SURVIVAL OF COVENANTS, ETC.
                          -------- -- ---------- ---

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of Holdings, the Borrower or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of Holdings, the Borrower or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by Holdings, the Borrower or such Subsidiary hereunder.

                         ASSIGNMENT AND PARTICIPATION.
                         ---------- --- -------------

           Conditions to Assignment by Banks.
           ---------- -- ---------- -- -----

         Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage with respect to Revolving Credit Loans, Term Loan or Acquisition Loan and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided that (a) each of the Agent and the Borrower shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations in respect of the Revolving Credit Loans, Term Loan or Acquisition Loan under this Credit Agreement, (c) each assignment shall be in an amount no less than $5,000,000 or, if less, the entire remaining amount of the assigning Bank's interest in the Loans, or a larger integral multiple of $1,000,000, and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit J hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in [section]21.3, be released from its obligations under this Credit Agreement.

           Certain Representations and Warranties; Limitations; Covenants.
           ------- --------------- --- ----------- ------------ ---------

         By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

                  (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

                  (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in [section]8.4 and [section]9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

                  (e) such assignee represents and warrants that it is an Eligible Assignee and that, on the effective date of such Assignment and Acceptance, the circumstances described in [section][section]7.7 and 7.8 hereof are not applicable to such assignee;

                  (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

                  (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank;

                  (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

                  (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

           Register.
           --------

         The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $5,000.00.

           New Notes.
           --- -----

         Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this [section]21.4, the Borrower shall, if requested by the assigning Bank or the assignee Bank, deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

           Participations.
           --------------

         Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $5,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would forgive any principal of or reduce the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

           Disclosure.
           ----------

         The Borrower agrees that in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and
(c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

           Assignee or Participant Affiliated with the Borrower.
           -------- -- ----------- ---------- ---- --- --------

         If any assignee Bank is an Affiliate of the Borrower, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to [section]15.1 or [section]15.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to [section]15.1 or [section]15.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

           Miscellaneous Assignment Provisions.
           ------------- ---------- ----------

         Any assigning Bank shall retain its rights to be indemnified pursuant to [section]19 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If FNBB transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with the Borrower and with the consent of the Borrower and the Majority Banks, appoint another Bank to act as the Reference Bank hereunder. Anything contained in this [section]21 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under [section]4 of the Federal Reserve Act, 12 U.S.C. [section]341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

           Assignment by Borrower.
           ---------- -- --------

         The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                                 NOTICES, ETC.
                                 -------- ---

         Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at 2215 Enterprise Drive, Suite 1502, Westchester, Illinois 60154, Attention: Joel Aaseby, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Timothy M. Barns, Division Executive, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                  (c) if to any Bank, at such Bank's address set forth on
         Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                                GOVERNING LAW.
                                --------- ---

         THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN [section]22. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                   HEADINGS.
                                   --------

         The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                 COUNTERPARTS.
                                 ------------

         This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                            ENTIRE AGREEMENT, ETC.
                            ------ ---------- ---

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in [section]28.

                             WAIVER OF JURY TRIAL.
                             ------ -- ---- -----

         Each of Holdings and the Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of Holdings and the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of Holdings and the Borrower (a) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Agent and the Banks have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party and the Subordination Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                      CONSENTS, AMENDMENTS, WAIVERS, ETC.
                      --------- ----------- -------- ---

         Any consent or approval required or permitted by this Credit Agreement to be given by all of the Banks may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by Holdings, the Borrower or any of their Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes, the maturity of or extension of scheduled payments on the Notes, the release of all or substantially all of the Collateral, the amount of the Commitments of the Banks, an increase in the maximum principal amounts of the Term Loan of the Banks and the amount of commitment fee or Letter of Credit Fees hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank; the definition of Majority Banks and this [section]28 may not be amended without the written consent of all of the Banks; and the amount of the Agent's Fee or any Letter of Credit Fees payable for the Agent's account and [section]17 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                 SEVERABILITY.
                                 ------------

         The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                           TRANSITIONAL ARRANGEMENTS
                           ------------ ------------

           Original Credit Agreement Superseded.
           -------- ------ --------- ----------

         This Credit Agreement shall on the Closing Date supersede the Original Credit Agreement in its entirety, except as provided in this [section]30. On the Closing Date, the rights and obligations of the parties evidenced by the Original Credit Agreement shall be evidenced by the Credit Agreement and other Loan Documents, the "Revolving Credit Loans" as defined in the Original Credit Agreement shall be converted to Revolving Credit Loans as defined herein, "Term Loan A" and "Term Loan B" as each are defined in the Original Credit Agreement shall be converted to a portion of the Term Loan as defined herein, and all outstanding letters of credit issued by the Agent for the account of the Borrower prior to the Closing Date shall, for the purposes of this Credit Agreement, be Letters of Credit.

           Return and Cancellation of Notes.
           ------ --- ------------ -- -----

         As soon as reasonably practicable after its receipt of its Revolving Credit Note and Term Notes hereunder on the Closing Date, the Banks will promptly return to the Borrower, marked "Substituted" or "Cancelled", as the case may be, any notes of the Borrower held by the Banks pursuant to the Original Credit Agreement.

           Interest and Fees Under Superseded Agreement.
           -------- --- ---- ----- ---------- ---------

         All interest and fees and expenses, if any, owing or accruing under or in respect of the Original Credit Agreement through the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid in accordance with the method, and on the dates, specified in the Original Credit Agreement, as if the Original Credit Agreement were still in effect. Commencing on the Closing Date, the commitment fees shall be payable by the Borrower to the Agent for the account of the Banks in accordance with [section]2.2.

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                       NATIONAL RESTAURANT ENTERPRISES, INC.


                       By:
                            Name:
                                   Title:

                       AMERIKING, INC.





                       By:
                            Name:
                                   Title:

                       THE FIRST NATIONAL BANK OF BOSTON, individually and as Agent


                       By:
                            Name:
                                   Title: